Exhibit 10.1

EXECUTION COPY

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF MARCH 31, 2011

BY AND AMONG

OWENS CORNING RECEIVABLES LLC,

as Seller,

OWENS CORNING SALES, LLC,

as initial Servicer,

THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS,

LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY

HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as LC Bank,

AND

THE BANK OF NOVA SCOTIA,

as Administrator

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

Section 5.13	Right of Setoff	47

Section 5.14	Purchaser Groups’ Liabilities	47

Section 5.15	Sharing of Recoveries	47

Section 5.16	USA Patriot Act	48

Section 5.17	Release of Liens/UCC-3 Financing Statements	48

Section 5.18	Replacement of Purchasers, Affected Entities and Agents	48

EXHIBIT I	DEFINITIONS
EXHIBIT II	CONDITIONS OF PURCHASES
EXHIBIT III	REPRESENTATIONS AND WARRANTIES
EXHIBIT IV	COVENANTS
EXHIBIT V	TERMINATION EVENTS

SCHEDULE I	CREDIT AND COLLECTION POLICY
SCHEDULE II	LOCK-BOX BANKS, LOCK-BOXES AND LOCK-BOX BANKS
SCHEDULE III	ACTIONS AND PROCEEDINGS
SCHEDULE IV	GROUP COMMITMENTS
SCHEDULE V	PAYMENT INSTRUCTIONS

ANNEX A	FORM OF INFORMATION PACKAGE
ANNEX B	FORM OF PURCHASE NOTICE
ANNEX C	FORM OF PAYDOWN NOTICE
ANNEX D	FORM OF COMPLIANCE CERTIFICATE
ANNEX E	FORM OF LETTER OF CREDIT APPLICATION
ANNEX F	FORM OF ASSUMPTION AGREEMENT
ANNEX G	FORM OF TRANSFER SUPPLEMENT

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This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 31, 2011, by and among OWENS CORNING RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”), OWENS CORNING SALES, LLC, a Delaware limited liability company (“Owens Corning Sales”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS and PURCHASER AGENTS from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells”), as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”), and THE BANK OF NOVA SCOTIA, a Canadian Chartered bank (“BNS”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”).

PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

The Seller (i) desires to sell, transfer and assign an undivided percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1 Purchase Facility.

(a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) request that (x) the Conduit Purchasers ratably (based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups) make purchases (and deemed purchases) of and reinvestments in, or (y) only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), the Related Committed Purchasers ratably (based on their respective Commitments) make purchases (and deemed purchases) of and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest from the Seller and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, deemed purchase, reinvestment or issuance is referred to herein as a “Purchase”). Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase. Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each Purchase requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws), undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date. Notwithstanding anything set forth in this paragraph (a) or otherwise herein to the contrary, under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any Purchases deemed to have been requested by Seller pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (i) aggregate outstanding amount of the Capital of such Purchaser, when added to all other Capital of all other Purchasers in such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment minus (B) the related LC Participant’s Pro Rata Share of the LC Participation Amount, (ii) Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit or (iii) LC Participation Amount would exceed the lesser of (A) the aggregate of the Commitments of the LC Participants and (B) $200,000,000.

The Seller may use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.14 below.

Each of the parties hereto hereby acknowledges and agrees that from and after the date hereof, the Purchaser Group that includes Wells, as Purchaser Agent, shall not include a Conduit Purchaser (unless and until a Conduit Purchaser shall later join such Purchaser Group pursuant to the terms hereof) and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall include such a request of the Related Committed Purchasers in the Purchaser Group that includes Wells, as Purchaser Agent. For the avoidance of doubt, the Discount with respect to each Portion of Capital funded or maintained by such Related Committed Purchasers shall accrue at the Alternate Rate.

(b) In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.14(b), then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Conduit Purchasers (and if any Conduit Purchaser is unable or unwilling to fund, the applicable Related Committed Purchaser), on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller’s Reimbursement Obligation

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pursuant to Section 1.14(b), below, to the extent of the amounts permitted to be funded by the Conduit Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.

(c) The Seller may, upon at least 15 days’ written notice to the Administrator, terminate the Purchase Facility in whole or, upon at least 15 days’ written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the Adjusted LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $100,000,000. Each reduction in the Commitments hereunder shall be made ratably among the Purchasers (other than Conduit Purchasers) in accordance with their respective Commitment Percentages and their respective Commitments. The Administrator shall promptly advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c). In addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder, no such termination or reduction that causes the Unfunded LC Participant Commitment to exceed the Adjusted LC Participation Amount shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

If, on any day:

(x) there are amounts on deposit in the LC Collateral Account, and

(y) the sum of (i) the amounts on deposit in the LC Collateral Account and (ii) the Unfunded LC Participant Commitment exceed the LC Participation Amount,

the Administrator shall promptly transfer to the Seller from the LC Collateral Account an amount equal to the lesser of (A) such excess and (B) the balance of the amounts on deposit in the LC Collateral Account.

Section 1.2 Making Purchases.

(a) Seller may request a purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder to be made in cash on any day upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 5.2 (which notice must be received by the Administrator and each Purchaser Agent before noon, New York time) at least one Business Day before the requested Purchase Date, which notice shall specify, (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $2,500,000 (or such lesser amount as agreed to by the Administrator and each

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Purchaser Agent) and shall be in integral multiples of $250,000 in excess thereof, being the Capital relating to the undivided percentage ownership interest then being purchased with respect to each Purchaser Group), (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital resulting from such purchase.

(b) On the date of each purchase requested by Seller pursuant to Section 1.2(a), each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Administrator by wire transfer to the Administration Account, no later than noon (New York time), an amount in immediately available funds equal to the portion of Capital relating to the undivided percentage ownership interest then being purchased by such Purchaser. Upon receipt of such amounts by the Administrator in the Administration Account, the Administrator shall no later than 3:00 p.m. (New York time) make available to the Seller in same day funds on the date of such purchase by deposit to the Purchase Account (or such other account as may be designated in writing by the Seller to the Administrator), such amounts received by the Administrator in the Administration Account.

(c) Effective on the date of each Purchase pursuant to this Agreement, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the Aggregate Capital plus the LC Participation Amount outstanding at such time for each such Purchaser’s Capital) an undivided percentage ownership interest, subject to the terms hereof (including, without limitation, the settlement provisions of Section 1.4), in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d) To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator (for the benefit of the Purchasers, the Purchaser Agents and their respective assigns) a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of its other property (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Administrator (on behalf of the Purchasers and their assigns) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

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(e) Provided that no Termination Event or Unmatured Termination Event shall have occurred and be continuing, the Seller may request the extension of the Scheduled Facility Termination Date by providing written notice to the Administrator and each Purchaser Agent; provided such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Scheduled Facility Termination Date. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer in writing (it being understood that any Purchaser may accept or decline such a request in its sole and absolute discretion and on such terms as they may elect) not less than 30 days prior to the then current Scheduled Facility Termination Date, and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Administrator, the Purchaser Agents and the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Purchaser Agents and the Administrator in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, such Purchaser (or its Purchaser Agent) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension. If the Facility Termination Date is extended with respect to one or more, but less than all Purchasers, then the Purchase Limit shall be reduced by an amount equal to the Commitment(s) of the Exiting Purchaser(s) and the Commitment Percentages and Commitments shall be appropriately adjusted.

(f) The Seller may, with the written consent of the Administrator and each Purchaser Agent (and, in the case of a new related LC Participant, the LC Bank), which consent may be granted or withheld in their sole discretion, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser. Each new Conduit Purchaser, Related Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex F hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Related Committed Purchaser or related LC Participant, be executed by each Person in such new Purchaser’s Purchaser Group).

(g) Each Related Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or related LC Participant to make a payment in connection with any purchase hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, in the event any Related Committed Purchaser or related LC Participant fails to satisfy its obligation to make a purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or

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any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Purchase or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or related LC Participant; it being understood that a defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of any Purchase or drawing shall be first funded by the Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group and thereafter if there are no other Related Committed Purchasers or related LC Participants in such Purchaser Group or if such other Related Committed Purchasers or related LC Participants are also defaulting Related Committed Purchasers or related LC Participants, then such defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Purchase or drawing shall be funded by each other Purchaser Group ratably and applied in accordance with this paragraph (g)). Notwithstanding anything in this paragraph (g) to the contrary, no Related Committed Purchaser or related LC Participant shall be required to make a Purchase or payment with respect to such drawing pursuant to this paragraph for an amount which would cause the aggregate Capital of such Related Committed Purchaser or the Pro Rata Share of the LC Participation Amount of such related LC Participant (after giving effect to such Purchase or payment with respect to such drawing) to exceed its Commitment.

Section 1.3 Purchased Interest Computation. The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day (after giving effect to any Purchase, if any, on such Business Day); it being understood that, for purposes of such calculation, the Net Receivables Pool Balance (and all components thereof) shall be determined on each Business Day based on the information set forth in the Information Package most recently delivered (other than after a Termination Event has occurred and is continuing and a notice thereof has been delivered by the Administrator to the Seller and the Servicer to compute such Net Receivables Pool Balance (and all components thereof) on each such Business Day) pursuant to this Agreement and Net Receivables Pool Balance (and the components thereof) shall not be required to be recalculated as of each Business Day; provided, however, that the Net Receivables Pool Balance (and all components thereof) shall be determined on each Business Day that the Seller or the Servicer has actual knowledge that the Net Receivables Pool Balance (or any component thereof) on such Business Day is materially less than the Net Receivables Pool Balance (and all components thereof) set forth in the Information Package most recently delivered pursuant to this Agreement. Subject to the following sentence, from and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 2.2) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount shall have been deposited in the LC Collateral Account, or all Letters of Credit shall have expired and (c) all the amounts owed (other than contingent, unasserted indemnification claims) by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any

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other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4 Settlement Procedures.

(a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

(i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of the Purchasers, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in each Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of the Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside,

(ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller (or the Originators on behalf of the Seller to satisfy obligations of the Seller under the Purchase and Sale Agreement), ratably, on behalf of the Purchasers, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, be automatically reinvested, ratably, according to each Purchaser’s Capital, in Pool Receivables and in the Related Security, Collections and other proceeds with respect thereto; provided, that if, after giving effect to any proposed reinvestment, the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest, but shall set aside and hold in trust for the Administrator (for the benefit of the Purchasers) (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be deposited to the Administration Account (for the benefit of the Purchasers) (to be ratably distributed to each Purchaser Agent (for the benefit of its related Purchasers)) on the next Settlement Date in accordance with Section 1.4(c); provided, further, that in the case of any Purchaser that has provided notice (an “Exiting Notice”, which, for the avoidance of doubt shall not have any effect until the then Scheduled Commitment Termination Date) to its Purchaser Agent and the Administrator of its refusal, following any request by the Seller to extend the then Scheduled Commitment Termination Date, to extend its Commitment hereunder (an “Exiting Purchaser”), then such Purchaser’s ratable share (determined according to outstanding Capital) of Collections shall not be reinvested or remitted to the Seller and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

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(iii) if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust for the benefit of the Purchasers or Exiting Purchasers, as applicable, (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator), the entire remainder of such Collections (or in the case of an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for purposes of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchasers in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)), and

(iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the provisos to clause (ii) and clause (iii) plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the Purchaser Agents, the Administrator, and any other Indemnified Party or Affected Person.

(c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit into the Administration Account, no later than noon (New York time) on each Settlement Date, Collections held for the Purchasers pursuant to clause (b)(i) or (f) plus the amount of Collections then held for the Purchasers pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if Owens Corning Sales or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Owens Corning Sales (or such Affiliate) that such right is revoked, Owens Corning Sales (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the Servicing Fee. On or prior to the Business Day immediately preceding each Settlement Date, each Purchaser Agent will notify the Administrator no later than noon (New York time) telephonically, by electronic mail or by facsimile of the amount of Discount accrued with respect to each Portion of Capital during the related Settlement Period or portion thereof and thereafter no later than 5:00 p.m. (New York time) on such day the Administrator will notify the Servicer telephonically, by electronic mail or by facsimile of such amounts.

(d) The Administrator shall distribute the amounts described in clause (c) above promptly following receipt of such funds deposited into the Administration Account (but no later than 5:00 p.m. (New York time)) as follows:

(i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount and Fees accrued during such Settlement Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all

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such accrued Discount with respect to each Portion of Capital maintained by such Purchasers and all such accrued Fees; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount and Fees, respectively, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and

(ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, to the Servicer in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and all accrued Fees, third, to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount, Fees and Capital, respectively, fourth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account equals 100% of the LC Participation Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Participation Amount), and fifth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the aggregate of the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer have been paid in full, to each Purchaser Agent ratably, based on the amounts payable to each Purchaser in such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder.

After the Aggregate Capital, Aggregate Discount, fees payable pursuant to the Fee Letters and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after an amount equal to 100% of the LC Participation Amount is on deposit in the LC Collateral Account, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

(e) For the purposes of this Section 1.4:

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(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, if such reduction or adjustment (x) causes the Purchased Interest to exceed 100% or (y) occurs after the occurrence of the Facility Termination Date, the Seller shall pay an amount equal to such reduction or adjustment to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4 within two (2) Business Days of such reduction or adjustment;

(ii) if on any day any of the representations or warranties in Sections l(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and, if such breach (x) causes the Purchased Interest to exceed 100% (determined on a pro forma basis after giving effect to such breach and subtraction of the Outstanding Balance of such Pool Receivables related to such breach from the Net Receivables Pool Balance) or (y) occurs after the occurrence of the Facility Termination Date, the Seller shall pay any and all such amounts in respect thereof to an Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4 within two (2) Business Days of knowledge of such breach;

(iii) except as provided in clause (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

(iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f) If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:

(i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in substantially the form of Annex C (each, a “Paydown Notice”) no later than noon (New York time) on the Business Day prior to the date of such reduction, such

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Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii) (A) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction or (B) the Seller shall remit to the Administrator in the Administration Account (for the benefit of the Purchasers), no later than noon (New York time), in immediately available funds, an amount equal to the desired amount of such reduction, and thereafter the Administrator shall remit to each Purchaser Agent’s account (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) such Purchaser Agent’s ratable amount, based on such Purchaser Agent’s Purchasers’ portion of the Aggregate Capital reduced thereby;

(iii) in the case of clause (ii)(A) above, the Servicer shall hold such Collections in trust for the benefit of the Administrator (for the benefit of each Purchaser based on their respective Portions of Capital funded thereby) for payment to the Administrator (for the benefit of each Purchaser) by deposit in the Administration Account on any Business Day designated by the Servicer in consultation with the Seller upon two Business Days’ notice thereof by the Servicer to the Administrator and each Purchaser Agent, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (on behalf of the Purchasers) only when in fact finally so paid; and

(iv) any such amounts owing by the Seller pursuant to Section 1.8 related to such reduction shall be deposited into the Administration Account pursuant to Section 1.4(c) on the Settlement Date immediately following the date of such reduction;

provided, that the amount of any such reduction shall be not less than $2,500,000 and shall be an integral multiple of $250,000 in excess thereof. Upon receipt by the Administrator in the Administration Account of any amount paid in reduction of the Aggregate Capital pursuant to clause (iii) above, the Administrator shall cause such funds to be distributed to the Purchaser Agents (for the benefit of the Purchasers in such Purchaser Agent’s Purchaser Groups) ratably based on the respective Portions of Capital funded by the relevant Purchasers in such Purchaser Agents’ Purchaser Group, in payment of such Purchaser’s outstanding Capital.

Section 1.5 Fees.

The Seller shall pay to the Administrator to the Administration Account (for the benefit of the Purchasers) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, in each case entered into from time to time by and among the Seller, Owens Corning Sales and the applicable Purchaser Agent and/or the Administrator (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”); provided, however, that no “Facility Fee” or “LC Participant Fee” (as such terms are defined in a Fee Letter) shall accrue for the benefit of any Defaulting Purchaser for any day in a Settlement Period on which any Purchaser is a Defaulting Purchaser on such day.

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Section 1.6 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York time) on the day when due in immediately available funds to the Administration Account. Upon receipt by the Administrator in the Administration Account of such amounts, the Administrator shall cause such funds to be distributed to the account designated by each applicable Purchaser Agent (for the benefit of the Purchasers in such Purchaser Agent’s Purchaser Group). All amounts received after noon (New York time) will be deemed to have been received on the next Business Day. Amounts payable hereunder to or for the benefit of the Administrator, the Purchasers or the Purchaser Agents (or their related Affected Persons or Indemnified Parties) shall be distributed as follows:

(i) Any amounts to be distributed by or on behalf of the Administrator hereunder to any Purchaser Agent, Purchaser or Purchaser Group shall be distributed to the account specified in writing from time to time by the applicable Purchaser Agent to the Administrator, and the Administrator shall have no obligation to distribute any such amounts unless and until it actually receives payment of such amounts by the Seller or the Servicer, as applicable, in the Administration Account. Except as expressly set forth herein (including, without limitation, as set forth in Sections 1.4(b)(ii) or (iii) with respect to Collections held in trust for Exiting Purchasers), the Administrator shall distribute (or cause to be distributed) such amounts to the Purchaser Agents for the Purchasers within their respective Purchaser Groups ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to the Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by the Purchasers.

(ii) Except as expressly set forth herein (including, without limitation, as set forth in Sections 1.4(b)(ii) or (iii) with respect to Collections held in trust for Exiting Purchasers), each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.

(b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate (or with respect to amounts payable by reference to the CP Rate or the Alternate Rate, 2% per annum above such rate), payable on demand.

(c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate)

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days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7 Increased Costs.

(a) If, after the date hereof, the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the adoption, amendment, change in interpretation or application of any of the following (each, a “Regulatory Change”) or in the case of (x) a Regulatory Change described in clause (iii) below (subject to the following clause (y)), the existence of or (y) a Regulatory Change described in clause (iii)(C) below solely with respect to the second accord adopted by the BASEL Committee on Banking Supervision or FAS 166/167 Capital Guidelines, the amendment, change in interpretation or application of:

(i) any law, rule, regulation or generally accepted accounting principle (including any applicable law, rule or regulation regarding capital adequacy) or any change therein or in the interpretation or application thereof;

(ii) any request, guideline or directive from Financial Accounting Standards Board (“FASB”), or any central bank or other Governmental Authority (whether or not having the force of law); or

(iii) without limiting the generality of the foregoing, (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), (C) the BASEL Accord, or (D) any existing or future rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the FAS 166/167 Capital Guidelines, the Dodd-Frank Act or the BASEL Accord (whether or not having the force of law);

affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, within 10 Business Days following demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. For the

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avoidance of doubt, if the issuance or adoption of FAS 166/167 Capital Guidelines, the Dodd Frank Act, the BASEL Accord, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of any Conduit Purchaser or the Seller with the assets and liabilities of such Affected Person, such event shall constitute a circumstance on which such Person may base a claim for reimbursement under this Section 1.7. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person and showing in reasonable detail the basis of computation thereof shall be conclusive and binding for all purposes, absent manifest error; provided, that the Seller shall not be required to compensate an Affected Person pursuant to this Section 1.7(a) for any increased costs incurred more than 180 days prior to the date that such Affected Person notifies the Seller of the Regulatory Change giving rise to such increased costs and of such Affected Persons intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If, after the date hereof, due to the existence of or compliance with any Regulatory Change, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate or LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person and showing in reasonable detail the basis of computation thereof shall be conclusive and binding for all purposes, absent manifest error; provided, that the Seller shall not be required to compensate an Affected Person pursuant to this Section 1.7(b) for any increased costs incurred more than 180 days prior to the date that such Affected Person notifies the Seller of the Regulatory Change giving rise to such increased costs and of such Affected Persons intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) If such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement. A certificate as to such amounts describing any averaging or attribution methods shall be submitted to the Seller and the Administrator by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

(d) For the avoidance of doubt, and not in limitation of the foregoing, any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Statements of Financial Accounting Standards Nos. 166 and 167 (or any future statements or interpretations issued by FASB or any successor thereto) (collectively, “FAS 166/167”) shall be covered by this Section 1.7.

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Section 1.8 Requirements of Law; Funding Losses.

(a) If, after the date hereof, any Affected Person reasonably determines that the existence of or compliance with any Regulatory Change:

(i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto, or change the basis of taxation of payments to such Affected Persons on account of Collections, Discount or any other amounts payable hereunder (except for Indemnified Taxes or Other Taxes covered by Section 1.10 and the imposition of, or any change in the rate of any Excluded Tax payable by such Affected Person) provided however, that the foregoing conditions are met as a result of a Change in Law,

(ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate, LMIR or the Base Rate hereunder, or

(iii) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to, or issuing any Letter of Credit in respect of, the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, within (10) Business Days of demand therefor by such Affected Person, the Seller shall pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate as to such amounts from such Affected Person to the Seller and the Administrator and showing in reasonable detail the basis of computation thereof shall be conclusive and binding for all purposes, absent manifest error.

(b) The Seller shall compensate each Affected Person, upon written request by such Person, for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person), as a result of (i) any repayment (in whole or in part) of any Purchaser’s Portion of Capital, that is funded other than through the issuance of Notes, on any day other than a Monthly Settlement Date or (ii) any Purchase not being completed by the Seller in accordance with its request therefor pursuant to Section 1.2. Such losses, expenses and liabilities shall include, without limitation, the amount, if any, by which (A) the additional Discount (without giving effect to any Termination Event) that would have accrued had such repayment or failure to Purchase not have occurred, exceeds (B) the income, if any, received by the applicable Purchaser from investing the proceeds of such repayment of Capital or reemployment of funds, as determined by such Affected Person. Such written request (which shall include calculations in

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reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Seller.

Section 1.9 Inability to Determine Euro-Rate or LMIR.

(a) If the Administrator (or any Purchaser Agent) determines before the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Settlement Period (or portion thereof)) are not being offered to banks in the interbank eurodollar market for such Settlement Period (or portion thereof), (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Settlement Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser’s Purchaser Agent) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), then the Administrator (or any Purchaser Agent) shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate or Base Rate, in either case determined by reference to the Euro-Rate or LMIR, (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate without reference to clause (c) of the definition thereof and (c) the Discount for any outstanding Portions of Capital then funded at the Base Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Base Rate determined without reference to clause (c) of the definition thereof.

(b) If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any Regulatory Change, applicable law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to

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maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

Section 1.10 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Seller hereunder shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if the Seller shall be required by Applicable Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including any Other Taxes) (including deductions applicable to additional sums payable under this Section) each of the Administrator, the Purchasers, or Purchaser Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes (including any Other Taxes) been made, (ii) the Seller shall make such deductions and (iii) the Seller shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Seller. Without limiting the provisions of paragraph (a) above, the Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Seller. The Seller shall indemnify the Administrator, any Purchaser, and any Purchaser Agent within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) described in this Section 1.10 that are paid by the Administrator, such Purchaser, or such Purchaser Agent, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however that the Seller shall not be liable under this Section 1.10(c) for any penalties, interest or expenses arising more than thirty (30) days after the Administrator, such Purchaser, or such Purchaser Agent, as the case may be, had actual knowledge of the Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Seller by the Administrator, such Purchaser, or such Purchaser Agent (with a copy to the Administrator), shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Seller to a Governmental Authority, the Seller shall deliver to the Administrator the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrator, and the Administrator shall forward such receipt to the relevant Purchaser or Purchaser Agent, if and as appropriate.

(e) Status of Foreign Recipients. At the signing of this Agreement, any non-U.S. Person that is an Administrator, a Purchaser, or a Purchaser Agent (a “Foreign Recipient”) shall deliver to the Seller and the Administrator (as appropriate) two (2) accurate, complete and signed

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originals of any of the following which are applicable, together with (if and as appropriate) U.S. Internal Revenue Service Form W-8IMY or any successor form:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Recipient is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Seller within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller to determine the withholding or deduction required to be made.

Each Foreign Recipient further agrees to update any forms provided under this Section 1.10(e) if and as appropriate.

(f) Treatment of Certain Refunds. If the Administrator, a Purchaser, or a Purchaser Agent determines, in its good faith discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Seller or with respect to which the Seller has paid additional amounts pursuant to this Section, it shall pay to the Seller an amount equal to such refund within thirty (30) days of such determination (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrator, such Purchaser, or such Purchaser Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). This paragraph shall not be construed to require the Administrator, such Purchaser, or such Purchaser Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Seller or any other Person.

Section 1.11 Letters of Credit.

Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, such Originator in favor of such beneficiaries as such Originator may elect); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (b) the LC Participation Amount to exceed the aggregate of the Commitments of the LC Participants (other than Defaulting Purchasers). All

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amounts drawn upon Letters of Credit shall accrue Discount for each day such drawn amounts shall have not been reimbursed.

Section 1.12 Issuance of Letters of Credit.

(a) The Seller may request the LC Bank, upon one Business Day’s prior written notice submitted on or before noon, New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex E attached hereto and a Purchase Notice, substantially in the form of Annex B hereto, in each case completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date. For the avoidance of doubt, no Letter of Credit may be extended or renewed to a date that is later than twelve (12) months after the Facility Termination Date. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c) The Administrator shall promptly notify the LC Bank and each LC Participant, at such Person’s address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application and Purchase Notice delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after noon, New York time, on such day, on the next Business Day.

Section 1.13 Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller or an Originator as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.14 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such

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LC Participant’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request. Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to noon, New York time, on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank. In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by noon, New York time, on the Drawing Date (including because the conditions precedent to a Funded Purchase deemed to have been requested by Seller pursuant to Section 1.1(b) to reimburse the LC Bank shall not have been satisfied), the LC Bank will promptly notify each LC Participant thereof. Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c) Each LC Participant shall upon any notice pursuant to subclause (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall each be deemed to have made a Funded Purchase in that amount. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this subclause (c), provided that such LC Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing. Each LC Participant’s Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.15 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a Participation Advance to the LC Bank, or (ii) in payment of Discount on the Funded Purchases

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made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b) If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

Section 1.16 Documentation.

The Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for the Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.17 Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.18 Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

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(i) any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Purchaser Agents, the Purchasers, the Seller or any other Person for any reason whatsoever;

(ii) the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

(iii) any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller or an Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, any Purchaser Agent or any other Person for any reason whatsoever;

(iv) any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Administrator, any Purchaser or any Purchaser Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(vi) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall

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have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(x) any breach of this Agreement or any Transaction Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

(xii) the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(xiii) the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.19 Indemnity.

In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.20 Liability for Acts and Omissions.

As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects

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invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an

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“Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

Section 1.21 Intended Tax Treatment.

All parties to this Agreement covenant and agree to treat any Purchase and any drawing on a Letter of Credit under this Agreement as debt for all federal income tax purposes (the “Intended Tax Treatment”). All parties to this Agreement agree not to take any position on any tax return inconsistent with the Intended Tax Treatment.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES; COVENANTS;

TERMINATION EVENTS

Section 2.1 Representations and Warranties; Covenants.

Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it as set forth in Exhibits III and IV, respectively.

Section 2.2 Termination Events.

If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (e) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers, the Purchaser Agents and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III.

INDEMNIFICATION

Section 3.1 Indemnities by the Seller.

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Without limiting any other rights that the Administrator, the Purchasers, the Purchaser Agents, the Liquidity Providers, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses, liabilities and penalties (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator hereunder or under any other Transaction Document) whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent: (a) a final non-appealable judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification or (b) due to the credit risk of the Obligor; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, and subject to the exclusions in the preceding sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following:

(i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable as of the date of such calculation, the failure of any information contained in any Information Package to be true and correct, or the failure of any other information provided to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct;

(ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, any Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made when made;

(iii) the failure by the Seller to comply with any applicable law, rule or regulation related to any Receivable or the related Contract or the non-conformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iv) the failure of the Seller to vest and maintain vested in the Administrator (on behalf of the Purchasers) a first priority perfected ownership interest or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;

(v) any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

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(vi) the failure to have filed, in accordance with the requirements of this Agreement or any other Transaction Document, financing statements or other similar instruments or documents under the UCC of each applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii) any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;

(viii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including without limitation a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(ix) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(x) any action taken by the Administrator as attorney-in-fact for the Seller or any Originator pursuant to this Agreement or any other Transaction Document;

(xi) any environmental liability claim or products liability claim or other claim, investigation, litigation or proceeding, arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

(xii) the use of proceeds of purchases or reinvestments or the issuance of any Letter of Credit; or

(xiii) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

Section 3.2 Indemnities by the Servicer.

Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made when made, (c) the failure by the Servicer to

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comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV.

ADMINISTRATION AND COLLECTIONS

Section 4.1 Appointment of the Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Owens Corning Sales of the designation of a new Servicer during the continuation of a Servicer Default, Owens Corning Sales is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. During the continuation of a Servicer Default, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed Owens Corning Sales or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b) Upon the designation of a successor Servicer as set forth in clause (a), Owens Corning Sales agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Owens Corning Sales shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) Owens Corning Sales acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator, the Purchaser Agents and the Purchasers have relied on Owens Corning Sales’ agreement to act as Servicer hereunder. Accordingly, Owens Corning Sales agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrator and the Purchasers.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation (other than any delegation consistent with past practices to a collection agency to service Pool Receivables that are Defaulted Receivables that are not owing by the ten largest Obligors at the time of delegation computed based upon the Outstanding Balance of Pool Receivables at such time (unless the Majority Purchaser Agents have consented in writing to such delegation with respect to any of such ten Obligors)): (i) each such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain

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liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator, the Purchaser Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

Section 4.2 Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the accounts of the Seller and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts as the Servicer may determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under applicable laws, rules or regulations or the applicable Contract; provided, however, that for the purposes of this Agreement (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any of the Purchasers, Purchaser Agents or the Administrator under this Agreement or any other Transaction Document and (iii) if a Servicer Default has occurred and is continuing and Owens Corning Sales or an Affiliate thereof is serving as the Servicer, Owens Corning Sales or such Affiliate shall not without the Administrator’s prior written consent take any such action with respect to any Pool Receivable, the Obligor of which is among the ten largest Obligors at such time computed based upon the Outstanding Balance of Pool Receivables at such time if such action is not permitted under the Credit and Collection Policy in effect immediately prior to such Servicer Default. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator may direct the Servicer (whether the Servicer is Owens Corning Sales or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess, if applicable, any Related Security with respect to any such Defaulted Receivable.

(b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable. The Servicer, if other than Owens Corning Sales or an Affiliate thereof, shall, as soon as

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practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) The Servicer’s obligations hereunder shall terminate on the latest of: (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date on which 100% of the LC Participation Amount is on deposit in the LC Collateral Account and (iv) the date on which all amounts (other than contingent, unasserted indemnification claims) required to be paid to the Purchasers, the Purchaser Agents, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full. After such termination, if Owens Corning Sales or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3 Account Arrangements.

Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and in each case delivered original counterparts thereof to the Administrator. During the continuation of a Termination Event, the Administrator may (and shall, at the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive control of the Lock-Box Accounts (and any funds therein) transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Agents, the Purchasers, any Indemnified Party, any Affected Person or any other Person hereunder or under any other Transaction Document, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

On each Business Day on which the amount on deposit in the Mellon Lock-Box Account exceeds $100,000, the Seller will cause all Collections received and on deposit in the Mellon Lock-Box Account transferred into the BofA Lock-Box Account.

Section 4.4 Enforcement Rights.

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(a) At any time following the occurrence and during the continuation of a Servicer Default:

(i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

(ii) the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of the Purchasers), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors, and

(iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, following the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5 Responsibilities of the Seller.

(a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, any Purchaser Agent or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction.

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None of the Administrator, the Purchaser Agents and the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller or any Originator thereunder.

(b) Owens Corning Sales hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Owens Corning Sales shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Owens Corning Sales conducted such data-processing functions while it acted as the Servicer.

Section 4.6 Servicing Fee.

(a) Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid by the Seller on each Settlement Date.

(b) If the Servicer ceases to be Owens Corning Sales or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

Section 4.7 Authorization and Action of the Administrator and Purchaser Agents.

(a) Each Purchaser and Purchaser Agent hereby accepts the appointment of and irrevocably authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provisions of this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrator hereunder shall terminate on the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date on which 100% of the LC Participation Amount is on deposit in the LC Collateral Account and (iv) the date on which all amounts required to be paid by the Seller under

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this Agreement to any Purchaser, the Administrator and any other Indemnified Party or Affected Person shall have been paid in full.

(b) Each Purchaser hereby accepts the appointment of the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on Schedule IV hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and irrevocably authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against any Purchaser Agent.

(c) Except as otherwise specifically provided in this Agreement, the provisions of this Section 4.7 are solely for the benefit of the Administrator, the Purchaser Agents and the Purchasers, and none of the Seller or the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 4.7, except that this Section 4.7 shall not affect any obligations which the Administrator, any Purchaser Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent that is not the Purchaser Agent for such Purchaser.

(d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any Purchaser not in such Purchaser Agent’s Purchaser Group, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 4.8 Nature of Administrator’s Duties; Delegation of Administrator’s Duties; Exculpatory Duties.

(a) The Administrator shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents. The duties of the Administrator shall be mechanical and administrative in nature. At no time shall the Administrator have any duty or responsibility to any Person to investigate or confirm the correctness or accuracy of any information or documents delivered to it in its role as Administrator hereunder or any obligation in respect of the failure of any Person (other than the Administrator) to perform any obligation hereunder or under any other Transaction Document. The Administrator shall not have, by reason of this Agreement, a fiduciary relationship in respect

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of any Purchaser. Nothing in this Agreement or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrator any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein. The Administrator shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or Purchaser Agent with any credit or other information with respect to the Seller, any Originator, Owens Corning, any Sub-Servicer or the Servicer, whether coming into its possession before the date hereof or at any time or times thereafter. If the Administrator seeks the consent or approval of the Purchasers or the Purchaser Agents to the taking or refraining from taking any action hereunder, the Administrator shall send notice thereof to each Purchaser (or such Purchaser’s Purchaser Agent, on its behalf) or each Purchaser Agent, as applicable. The Administrator shall promptly notify each Purchaser Agent any time that the Purchasers and/or Purchaser Agents, as the case may be, have instructed the Administrator to act or refrain from acting pursuant hereto.

(b) The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) None of the Administrator and the Purchaser Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or, in the case of any Purchaser Agent, the Purchasers within such Purchaser Agent’s Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, any Sub-Servicer, the Servicer, Owens Corning, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Sub-Servicer, the Servicer, Owens Corning, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser Agent or Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator or any of their respective Affiliates.

Section 4.9 UCC Filings.

Each of the Seller and the Purchasers expressly recognizes and agrees that the Administrator may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Purchased Interest from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the beneficial owners of the

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Purchased Interest. In addition, such listing shall impose no duties on the Administrator other than those expressly and specifically undertaken in accordance with this Section 4.9.

Section 4.10 Agent’s Reliance, Etc.

None of the Administrator and the Purchaser Agents, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrator or as Purchaser Agent, as the case may be, under or in connection with this Agreement except for such Person’s own gross negligence or willful misconduct. Each of the Administrator and each Purchaser Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by the Administrator and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser or Purchaser Agent and shall not be responsible to any Purchaser or Purchaser Agent for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Servicer, any Sub-Servicer, Owens Corning or any Originator or to inspect the property (including the books and records) of the Seller, the Servicer, any Sub-Servicer, Owens Corning or any Originator; (iv) shall not be responsible to any Purchaser or Purchaser Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. The Administrator may at any time request instructions from the Purchasers and/or Purchaser Agents, and the Purchaser Agents may at any time request instructions from the Purchasers in their Purchaser Groups, with respect to any actions or approvals which by the terms of this Agreement or of any of the other Transaction Documents the Administrator or such Purchaser Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrator and/or such Purchaser Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Majority Purchaser Agents, in the case of the Administrator or Purchasers holding the majority of the aggregate of the Commitments in such Purchaser Agent’s Purchaser Group, in the case of any Purchaser Agent (or, in either case, where expressly required hereunder, from the Majority LC Participants, the LC Bank, all of the Purchasers and/or all of the LC Participants). Without limiting the foregoing, (x) none of the Purchasers and the Purchaser Agents shall have any right of action whatsoever against the Administrator as a result of the Administrator acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Majority Purchaser Agent and (y) none of the Purchasers in a Purchaser Agent’s Purchaser Group shall have any right of action whatsoever against such Purchaser Agent as a result of such Purchaser Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Purchasers within such Purchaser Agent’s Purchaser Group with a majority of the Commitments

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of such Purchaser Group. The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the required Purchasers or required Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, all Purchaser Agents and the Administrator. Each Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Purchasers in such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group, and any such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers in such Purchaser Agent’s Purchaser Group and such Purchaser Agent.

Section 4.11 Administrator and Affiliates.

To the extent that the Administrator or any of its Affiliates is or shall become an LC Participant hereunder, the Administrator or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any other LC Participant hereunder and may exercise the same as though it were not the Administrator. The Administrator and its Affiliates may generally engage in any kind of business with the Seller, any Originator, Owens Corning, any Sub-Servicer or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator, Owens Corning, any Sub-Servicer or the Servicer or any of their respective Affiliates, all as if it were not the Administrator hereunder and without any duty to account therefor to any Purchaser Agent, or Purchaser.

Section 4.12 Notice of Termination Events.

Neither the Administrator nor any Purchaser Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless it has received notice from, in the case of the Administrator, any Purchaser Agent, any Purchaser, the Servicer or the Seller and, in the case of any Purchaser Agent, the Administrator, any other Purchaser Agent, any Purchaser, the Servicer or the Seller, in each case stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent. In the event that a Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Administrator (unless such Purchaser Agent first received notice of such Termination Event or Unmatured Termination Event from the Administrator) and to each of its related Purchasers. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of the required Purchasers, all Purchaser Agents or the LC Bank), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

Section 4.13 Non-Reliance on Administrator, Purchaser Agents and other Purchasers; Administrators and Affiliates.

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(a) Each Purchaser and Purchaser Agent expressly acknowledges that none of the Administrator and the Purchaser Agents, in the case of such Purchaser, and none of the Administrator or any other Purchaser Agent, in the case of such Purchaser Agent, nor in either case any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, Owens Corning, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent. Each Purchaser and Purchaser Agent represents and warrants to the Administrator and such Purchaser’s Purchaser Agent, in the case of such Purchaser, and Administrator, in the case of such Purchaser Agent, that it has, independently and without reliance upon the Administrator, the LC Bank, any Purchaser Agent or any Purchaser and based on such documents and information as it has deemed appropriate, made and will continue to make its own appraisal of any investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, Owens Corning, the Servicer or the Originators, and made its own evaluation and decision to enter into this Agreement. Except for terms specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser or Purchaser Agent, and no Purchaser Agent have any duty or responsibility to provide any Purchaser, with any information concerning the Seller, Owens Corning, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or such Purchaser Agent, respectively, or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

(b) Each of the Purchasers, the Purchaser Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, Owens Corning, the Servicer or any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 4.14 Indemnification.

Each LC Participant and Related Committed Purchaser agrees to indemnify and hold harmless the Administrator and its officers, directors, employees, representatives and agents and the LC Bank (to the extent not reimbursed by the Seller, the Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, or any Originator to do so), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, settlements, costs, expenses and, or disbursements of any kind or nature whatsoever (including, in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by, or asserted against the Administrator, LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the

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Transaction Documents or any other document furnished in connection therewith; provided, however, that no LC Participant or Related Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrator’s or the LC Bank’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 4.15 Successor Administrator.

The Administrator may, upon at least thirty (30) days’ notice to the Seller, the Purchaser Agents and the Servicer, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and, so long as no Termination Event is continuing, the Seller, and the LC Bank and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE V.

MISCELLANEOUS

Section 5.1 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing and consented to in writing by the Majority Purchaser Agents and, in the case of an amendment, by the other parties thereto; provided, however, that no such amendment shall, (a) without the consent of each affected Purchaser, (i) extend the date of any payment or deposit of Collections by the Seller or the Servicer or decrease the outstanding amount of or rate of Discount or extend the repayment of or any scheduled payment date for the payment of any Discount in respect of any Portion of Capital or any fees owed to a Purchaser; (ii) reduce any fees payable pursuant to the applicable Fee Letter, (iii) forgive or waive or otherwise excuse any repayment of Capital or change either the amount of Capital of any Purchaser or any Purchaser’s pro rata share of the Purchased Interest; (iv) increase the Commitment of any Purchaser; (v) amend or modify the Pro Rata Share of any LC Participant; (vi) amend or modify the provisions of this Section 5.1 or the definition of “Eligible Receivables”, “Majority LC Participants”, “Majority Purchaser Agents”, “Purchased Interest”, “Scheduled Commitment Termination Date” (other than pursuant to an extension thereof in

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accordance with Article I hereof), “Termination Day” or “Total Reserves” or (vii) amend or modify any defined term (or any term used directly or indirectly in such defined term) used in clauses (i) through (vi) above in a manner that would circumvent the intention of the restrictions set forth in such clauses and (b) without the consent of the Majority Purchaser Agents and/or Majority LC Participants, as applicable, amend, waive or modify any provision expressly requiring the consent of such Majority Purchaser Agents and/or Majority LC Participant; provided, further, that no such amendment, waiver or consent that could adversely affect the rights or obligations of the Administrator or the LC Bank shall be effective without the prior written consent of such Person affected thereby. Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No failure on the part of any Purchaser Agent, any Purchaser or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 5.2 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 5.3 Successors and Assigns; Assignability; Participations.

(a) Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior written consent of the Administrator, each Purchaser Agent and the LC Bank.

(b) Participations. (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant

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to restrict such Purchaser’s right to agree to any amendment, waiver or modification hereto, except amendments, waivers or modifications that require the consent of all Purchasers. (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 5.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (i) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC, (ii) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver that requires the consent of all LC Participants and (iii) the Seller and the Servicer shall continue to deal solely and directly with such LC Participant or LC Bank in connection with such LC Participant’s or LC Bank’s rights and obligations hereunder. Any such Participant shall not have any rights hereunder or under the Transaction Documents.

(c) Assignments by Related Committed Purchasers. Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), acceptable to each of the Administrator, the LC Bank and the related Purchaser Agent, in each such Person’s sole discretion, its rights and obligations herein (including its Commitment (which shall be inclusive of its Commitment as an LC Participant)) in whole or in part, pursuant to a supplement hereto, substantially in the form of Annex G with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld, conditioned or delayed and that no such consent shall be required if (i) a Termination Event has occurred and is continuing or (ii) such assignment is made by any Related Committed Purchaser to (A) the Administrator, (B) any other Related Committed Purchaser, (C) any Affiliate of the Administrator or any Related Committed Purchaser, (D) any commercial paper conduit or similar financing vehicle sponsored or administered by such Purchaser and for whom such Purchaser acts as a program support provider or through which (directly or indirectly) such Purchaser does or may fund Purchases hereunder, (E) any Liquidity Provider, (F) any Program Support Provider or (G) any Person that (1) is in the business of issuing commercial paper notes and (2) is associated with or administered by the Administrator or such Related Committed Purchaser or any Affiliate of the Administrator or such Related Committed Purchaser). Upon (i) the execution of the Transfer Supplement by the required parties, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall

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be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and a related “LC Participant” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment and, if applicable, selling related LC Participant’s Pro Rata Share of the LC Participation Amount.

(d) Assignments to Liquidity Providers and other Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Provider and Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.

(e) Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any Liquidity Provider or Related Committed Purchaser for such Conduit Purchaser or any other Person; provided, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers and, so long as no Termination Event is continuing, the Seller (such consent not to be unreasonably withhold, delayed or conditioned), make any such assignment of its rights hereunder unless the assignee (x) is a commercial paper conduit that (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser or (y) is a Related Committed Purchaser or Liquidity Provider for such Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

(f) Certain Pledges. Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Article V, above, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such

41

pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledge or assignee for such Purchaser as a party hereto.

(g) Assignment by Administrator. This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of BNS, (ii) it becomes unlawful for BNS to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld, conditioned or delayed.

(h) Agents. Without limiting any other rights that may be available under applicable law, the rights of the Purchasers and each Liquidity Provider may be enforced through it or by its agents.

(i) Disclosure; Notice. Each assignor may, in connection with an assignment permitted hereunder, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, any Purchaser, any Purchaser Agent or the Administrator. Such assignor shall give prior written notice to Seller of any assignment of such assignor’s rights and obligations (including ownership of the Purchased Interest) to any Person other than a Program Support Provider.

Section 5.4 Costs and Expenses.

By way of clarification, and not of limitation, of Sections 1.7, 1.19, 3.1 or Section 1(e) of Exhibit IV of this Agreement, the Seller shall pay to the Administrator, any Purchaser Agent and/or any Purchaser within 10 Business Days of any demand therefor all reasonable and documented costs and expenses in connection with (i) the preparation, execution and delivery (including amendments or waivers of any provision) of this Agreement and the other Transaction Documents, including, without limitation, reasonable fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers incurred in connection with the preparation, execution and delivery of an intercreditor agreement contemplated by clause (a)(i) of the definition of Change in Control, (ii) the perfection (and continuation) of the Administrator’s rights (on behalf of the Purchasers) in the Receivables, Collections and other Pool Assets, including, without limitation, reasonable fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers, (iii) if a Termination Event or Unmatured Termination Event has occurred and is continuing, the enforcement by the Administrator, the Purchaser Agents or the Purchasers of the obligations of the Seller, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable, including, without limitation, reasonable fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers and (iv) if a Termination Event has occurred and is continuing, the maintenance by the Administrator of the Lock-Box Accounts (and any related Lock-Boxes), including, without limitation, (x) reasonable fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider or Program Support Provider relating to any of the foregoing or to advising the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other

42

Program Support Provider about its rights and remedies under any Transaction Document, (y) all costs and expenses (including reasonable counsel fees and expenses) of the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider or Program Support Provider in connection with the enforcement of the Transaction Documents and (z) any Rating Agency fees incurred in connection with the execution and delivery of the Transaction Documents in an amount, for any Purchaser Group, not to exceed the amount agreed to between Owens Corning Sales and the Purchaser Agent for such Purchaser Group prior to the Closing Date as well as any renewals, waivers and amendments to any of the Transaction Documents; provided, that unless a Termination Event has occurred and is continuing, the Seller shall be liable only for fees, costs and expenses of legal counsel for the Administrator (which legal counsel may represent any or all of the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider and any Program Support Provider); provided, further, that the fees, costs and expenses of legal counsel for the Administrator, in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents shall not exceed the amounts set forth in the Fee Letter.

Section 5.5 No Proceedings; Limitation on Payments.

(a) Each of the Seller, the Servicer, the Administrator, the LC Bank, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.

(b) Each of the Servicer, the Administrator, the LC Bank, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all indebtedness and other obligations of the Seller hereunder and under each other Transaction Document shall have been paid in full; provided, that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents and the LC Bank. The provisions of this paragraph shall survive any termination of this Agreement.

(c) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes

43

(assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all such Conduit Purchaser’s Notes are paid in full. Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

Section 5.6 Confidentiality.

Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, (b) to the Seller’s and the Servicer’s officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, if they agree to hold it confidential, subject to applicable law, (c) in connection with any legal proceeding arising out of or in connection with this Agreement or any other Transaction Document or the preservation or maintenance of that party’s rights hereunder or thereunder, (d) if required to do so by a court of competent jurisdiction or any regulatory proceeding whether in pursuance of any procedure for discovering documents or otherwise, (e) pursuant to any law in accordance with which that party is required or accustomed to act (including applicable SEC requirements), (f) to any Governmental Authority, (g) to any Person in connection with any credit agreement or other financing transaction and (h) to the extent such information was available to the Seller or the Servicer on a nonconfidential basis prior to disclosure by the Administrator, any Purchaser or any Purchaser Agent, as applicable. The restrictions in the preceding sentence shall not apply to disclosures to any party to this Agreement by any other party hereto, information already known to a recipient otherwise than in breach of this Section, information also received from another source on terms not requiring it to be kept confidential, or information that is or becomes publicly available otherwise than in breach of this Section.

Each of the Administrator, the Purchasers and the Purchaser Agents agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with (but only to the extent determined by the applicable party to be necessary or desirable to permit or facilitate) the exercise of any remedies under this Agreement or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section,

44

to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, participant or proposed participant, (g) with the consent of the Seller or the Servicer, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrator, any Purchaser or any Purchaser Agent on a nonconfidential basis from a source other than the Performance Guarantor, the Seller, the Servicer or any Originator, (i) to governmental regulatory authorities in connection with any regulatory examination of the Administrator, any Purchaser or any Purchaser Agent or in accordance with the Administrator’s, any Purchaser’s or any Purchaser Agent’s regulatory compliance policy if such Person deems necessary for the mitigation of claims by those authorities against such Person or any of its subsidiaries or affiliates, (j) to any Rating Agency or any nationally recognized statistical rating organization, (k) to any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), and (l) to any placement agency placing the Notes. For purposes of this Section, “Information” means all information received from the Performance Guarantor, the Seller, the Servicer or any Originator relating to any such Person or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrator, any Purchaser or any Purchaser Agent on a nonconfidential basis prior to disclosure by the Performance Guarantor, the Seller, the Servicer or any Originator; provided that, in the case of information received from the Performance Guarantor, the Seller, the Servicer or any Originator or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(a) Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, each of the parties hereto acknowledges and agrees that the Administrator and each Purchaser Agent may post to an internet website maintained by the Administrator, any Purchaser Agent or any Purchaser and required by any Rating Agency in connection with 17 CFR § 240.17g-5, the following information: (a)(i) to the extent disclosed to any Rating Agency, any confidential proprietary information with respect to the Seller, the Originator, the Servicer and their Affiliates and each of their respective businesses obtained by any Purchaser, any Program Support Provider, any Purchaser Agent or the Administrator in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents and (ii) any other nonpublic information with respect to the Seller or the Servicer received by any Purchaser, any Program Support Provider, any Purchaser Agent or the Administrator, in each case to the extent such information was provided to such Rating Agency, (b) the Transaction Documents and (c) any other Transaction Information.

Section 5.7 GOVERNING LAW AND JURISDICTION.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL

45

OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 5.8 Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 5.9 Survival of Termination.

The provisions of Sections 1.7, 1.8, 1.10, 1.18, 1.19, 1.20, 3.1, 3.2, 4.14, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.14 shall survive any termination of this Agreement.

Section 5.10 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION

46

HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 5.11 Entire Agreement.

This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 5.12 Headings.

The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 5.13 Right of Setoff.

Each Purchaser is hereby authorized, at any time that a Termination Event has occurred and is continuing (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured); provided that such Purchaser shall notify Seller concurrently with such setoff.

Section 5.14 Purchaser Groups’ Liabilities.

The obligations of each party to each Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any member, employee, officer, director or incorporator of any such Person; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

Section 5.15 Sharing of Recoveries.

Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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Section 5.16 USA Patriot Act.

Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Administrator and the Purchasers to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 5.17 Release of Liens/UCC-3 Financing Statements.

The parties agree that this Agreement shall terminate on the date following the Administrator’s delivery of a notice, executed by each of the parties hereto, to the Seller that the Facility Termination Date has occurred, no Letter of Credit issued hereunder remains outstanding and uncancelled (other than Letters of Credit cash collateralized in accordance with the terms hereof) and all Aggregate Capital and all other amounts then owed, by the Seller, the Servicer and the Performance Guarantor under this Agreement and all other Transaction Documents, to any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person have been paid in full. Upon the termination of this Agreement, (i) all ownership interests or Adverse Claims of any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person in the Pool Assets shall be automatically, and without the need for any further action, terminated and released and (ii) the Administrator, the Purchaser Agents and the Purchasers shall, at the Seller’s sole cost and expense, deliver and, where applicable, execute and endorse such agreements, documents and instruments evidencing or effecting the release of the security interests, liens and other Adverse Claims in Pool Assets as may be reasonably requested and prepared from time to time by the Seller.

Section 5.18 Replacement of Purchasers, Affected Entities and Agents.

If (i) any Affected Person requests compensation under Sections 1.7, 1.8 or 1.10, (ii) any Purchaser is a Defaulting Purchaser or (iii) any Purchaser fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Transaction Document that requires the approval of such Purchaser in accordance with the terms of Section 5.1, but the consent of the Majority Purchaser Agents have been obtained with respect to such amendment, modification, termination, waiver or consent; the Seller may arrange, at its sole expense, for an assignment of, and such Purchaser or Affected Person, as applicable, hereby agrees to fully cooperate with the Seller in effectuating any such assignment, to one or more financial institutions acceptable to the Seller, the Administrator and the LC Bank, all the rights and obligations hereunder of each such Purchaser or Affected Person,

48

as applicable, in accordance with Section 5.3 and in exchange for receipt by such Person of an amount, in immediately available funds, equal to all amounts owed such Person hereunder or under any other Transaction Document at such time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

OWENS CORNING RECEIVABLES LLC,
as Seller

By:
Name:
Title:

Address:	Owens Corning Receivables LLC
One Owens Corning Parkway
Toledo, Ohio 43659
Attention:	Treasurer
Telephone:	(419) 248-5934
Facsimile:	(419) 325-0934

OWENS CORNING SALES, LLC, as initial Servicer

By:
Name:
Title:

Address:	Owens Corning Sales, LLC
One Owens Corning Parkway
Toledo, Ohio 43659
Attention:	Treasurer
Telephone:	(419) 248-5934
Facsimile:	(419) 325-0934

THE BANK OF NOVA SCOTIA,
as Administrator

By:
Name:
Title:

Address:	The Bank of Nova Scotia
711 Louisiana, Suite 1400
Houston, Texas 77002
Attention:	John Frazell
Telephone:	713-759-3426
Facsimile:	713-752-2425

LIBERTY STREET FUNDING LLC,
as a Conduit Purchaser

By:
Name:
Title:

Address:	Liberty Street Funding LLC
c/o Global Securitization
Services, LLC
114 West 47th Street, Suite 2310
New York, New York 10036

Attention:	Jill A. Russo
Telephone:	(212) 295-2742
Facsimile:	(212) 302-8767

With a copy to its Purchaser Agent

THE BANK OF NOVA SCOTIA,
as a Related Committed Purchaser

By:
Name:
Title:

Address:	The Bank of Nova Scotia
711 Louisiana, Suite 1400
Houston, Texas 77002
Attention:	John Frazell
Telephone:	713-759-3426
Facsimile:	713-752-2425

With a copy to its Purchaser Agent

Commitment:	$90,000,000

THE BANK OF NOVA SCOTIA,
as an LC Participant

By:
Name:
Title:

Address:	The Bank of Nova Scotia
711 Louisiana, Suite 1400
Houston, Texas 77002
Attention:	John Frazell
Telephone:	713-759-3426
Facsimile:	713-752-2425

Commitment:	$72,000,000
Pro-Rata Share: 36.0%

THE BANK OF NOVA SCOTIA,
as a Purchaser Agent

By:
Name:
Title:

Address:	The Bank of Nova Scotia
711 Louisiana, Suite 1400
Houston, Texas 77002
Attention:	John Frazell
Telephone:	713-759-3426
Facsimile:	713-752-2425

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the LC Bank

By:
Name:
Title:

Address:	Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328
Attention:	William P. Rutkowski
Telephone:	(404) 732-0816
Facsimile:	(404) 732-0802

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:
Name:
Title:

Address:	Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328
Attention:	William P. Rutkowski
Telephone:	(404) 732-0816
Facsimile:	(404) 732-0802

With a copy to its Purchaser Agent

Commitment:	$25,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an LC Participant

By:
Name:
Title:

Address:	Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328
Attention:	William P. Rutkowski
Telephone:	(404) 732-0816
Facsimile:	(404) 732-0802

With a copy to its Purchaser Agent

Commitment: $20,000,000
Pro-Rata Share: 10.0%

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:
Name:
Title:

Address:	Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328
Attention:	William P. Rutkowski
Telephone:	(404) 732-0816
Facsimile:	(404) 732-0802

MARKET STREET FUNDING LLC,
as a Conduit Purchaser

By:
Name:
Title:

Address:	Market Street Funding LLC
c/o AMACAR Group, LLC
6525 Morrison Boulevard, Suite 318
Charlotte, NC 28211

Attention:	Doris Hearn
Telephone:	704-365-0569
Facsimile:	704-365-1362

With a copy to its Purchaser Agent

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:
Name:
Title:

Address:	PNC Bank, National Association
755 West Big Beaver Road
25th FL R-1YB94-25-1
Troy, MI 48084
Attention:	Richard Hampson
Telephone:	248-729-8587
Facsimile:	248-729-8820

With a copy to its Purchaser Agent

Commitment:	$67,500,000

PNC BANK, NATIONAL ASSOCIATION,
as an LC Participant

By:
Name:
Title:

Address:	PNC Bank, National Association
755 West Big Beaver Road
25th FL R1-YB94-25-1
Troy, MI 48084
Attention:	Richard Hampson
Telephone:	248-729-8587
Facsimile:	248-729-8820

With a copy to its Purchaser Agent

Commitment:	$54,000,000
Pro-Rata Share: 27.0%

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:
Name:
Title:

Address:	PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention:	William Falcon
Telephone:	412-762-5442
Facsimile:	412-762-9184

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:
Name:
Title:

By:
Name:
Title:

Address:	Atlantic Asset Securitization
c/o Credit Agricole Corporate and
Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention:	Debt Capital Markets-Securitization
Telephone:	212-261-3996
Facsimile:	917-849-5584

With a copy to its Purchaser Agent

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Related Committed Purchaser

By:
Name:
Title:

By:
Name:
Title:

Address:	Credit Agricole Corporate and
Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention:	Debt Capital Markets-Securitization
Telephone:	212-261-3996
Facsimile:	917-849-5584

With a copy to its Purchaser Agent

Commitment:	$67,500,000

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as an LC Participant

By:
Name:
Title:

By:
Name:
Title:

Address:	Credit Agricole Corporate and
Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention:	Debt Capital Markets-Securitization
Telephone:	212-261-3996
Facsimile:	917-849-5584

With a copy to its Purchaser Agent

Commitment:	$54,000,000
Pro-Rata Share: 27.0%

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Purchaser Agent

By:
Name:
Title:

By:
Name:
Title:

Address:	Credit Agricole Corporate and
Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention:	Debt Capital Markets-Securitization
Telephone:	212-261-3996
Facsimile:	917-849-5584

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

“Accrual Adjusted Net Receivables Pool Balance” means, at any time: (a) the Net Receivables Pool Balance minus (b) the Specifically Reserved Dilution Amount.

“Adjusted LC Participation Amount” means, at any time, the LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time.

“Administration Account” means the account bearing the same name set forth on Schedule V of this Agreement, or such other account as may be so designated in writing by the Administrator to the Servicer.

“Administrator” has the meaning set forth in the preamble to the Agreement.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.7(a) of the Agreement.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder(s) of its capital stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Capital” means at any time the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Discount” means, at any time, the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“Alternate Rate” for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes means an interest rate per annum equal to: (a) solely with respect to Wells, as a Purchaser, the daily average LMIR for such Settlement Period, or, (b) with respect to any Purchaser other than Wells, the Euro-Rate for such Settlement Period, or (c) if the Base Rate is applicable to such Purchaser pursuant to Section 1.9, the daily average Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists (x) with respect to paragraphs (a)(ii), (e) or (l) of Exhibit V, or (y) with respect to any other Termination Event at the direction of the Majority Purchaser Agents, shall be an interest rate equal to 2.0% per annum above the otherwise applicable “Alternate Rate”.

“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex F to this Agreement.

“Attorney Costs” means and includes all reasonable fees, costs, expenses and disbursements of any law firm or other external counsel and all reasonable disbursements of internal counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest in effect for such day as publicly announced from time to time by BNS as its “reference rate”. Such “reference rate” is set by the Administrator based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate,

(b) 0.50% per annum above the latest Federal Funds Rate, and

(c) the Euro-Rate applicable to the Settlement Period for which the Base Rate is then being determined.

“BASEL Accord” means, the second accord adopted by the BASEL Committee on Banking Supervision (as defined below), to the extent and in the manner implemented as an applicable law, guideline or request (or any combination thereof) from any Governmental Authority (whether or not having the force of law), as such accord and any related law, guideline or request may be amended, supplemented, restated or otherwise modified, including, but not limited to, each similar and subsequent accord that may be adopted by the BASEL Committee on Banking Supervision (including, but not limited to, BASEL III) and all related laws, guidelines or requests implementing each such accord as may be adopted and amended or supplemented from time to time. As used herein, “BASEL Committee on Banking Supervision” means, the committee created in 1974 by the central bank governors of the Group of Ten nations. For purposes hereof “Group of Ten” shall mean the eleven countries of Belgium, Canada, France,

Germany, Switzerland, the United States, Italy, Japan, the Netherlands, Sweden and the United Kingdom, which are commonly referred to as the “Group of Ten” or “G-10”, and any successor thereto.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, Owens Corning or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“BNS” has the meaning set forth in the preamble to the Agreement.

“BofA Lock-Box Account” means the Lock-Box Account maintained in the name of the Seller, identified as deposit account number 8188057873 and maintained at Bank of America, N.A.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York; and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.

“Capital” means, with respect to any Purchaser, the aggregate amounts (i) paid to, or on behalf of, the Seller in connection with all Funded Purchases made by such Purchaser pursuant to Sections 1.2(b) and 1.1(b) of the Agreement, (ii) paid by such Purchaser, as an LC Participant, to the LC Bank in respect of a Participation Advance made by such Purchaser to LC Bank pursuant to Section 1.14(c) of the Agreement and (iii) with respect to the Purchaser that is the LC Bank, paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Seller or funded by Participation Advances, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Change in Control” means: (a) Owens Corning ceases to own, directly or indirectly, 100% of (i) the membership interests of the Seller free and clear of all Adverse Claims other than (x) any Permitted Liens or (y) a pledge of the equity interests of the Seller; provided, that the Administrator and such pledgee shall have entered into an intercreditor agreement, in form and substance satisfactory to the Administrator and each Purchaser Agent or (ii) the issued and outstanding capital stock of Owens Corning Sales; or (b) a “Change in Control” as defined in the Owens Corning Credit Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) any Regulatory Change or the adoption or taking effect of any law, rule, regulation, or treaty (ii) any Regulatory Change or change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means March 31, 2011.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Seller, Owens Corning Sales or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Related Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit, on a combined basis, as set forth, as of the Closing Date, on Schedule IV or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 5.3 or in connection with a change in the Purchase Limit pursuant to Section 1.1(c) or 1.2(f) of the Agreement. For the avoidance of doubt, the sum of the aggregate Commitments of all Purchasers in a Purchaser Group shall equal such Purchaser Group’s Group Commitment.

“Commitment Percentage” means, for each Related Committed Purchaser or related LC Participant in a Purchaser Group, the Commitment of such Related Committed Purchaser or related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

“Company Note” has the meaning set forth in Section 3.1 of the Purchase and Sale Agreement.

“Concentration Percentage” means: (a) for any Group A Obligor, 30%, (b) for any Group B Obligor, 15%, (c) for any Group C Obligor, 10% and (d) for any Group D Obligor, 6%; provided however, that so long as Lowes Companies, Inc. would be a Group B Obligor, the “Concentration Percentage” for Lowes Companies, Inc. shall be 20%; provided further that so long as The Home Depot, Inc. would be a Group B Obligor, the “Concentration Percentage” for The Home Depot, Inc. shall be 20%; and provided, further that, the “Concentration Percentage” for ABC Supply Co., Inc. shall be 10%; provided, further, that (x) the Majority Purchaser Agents may, in their sole and absolute discretion, terminate any of the special concentration percentages for any Obligor as set forth in the foregoing provisos (each, a “Special Concentration Percentage”), and (y) the Administrator may, in its sole and absolute discretion, terminate the Special Concentration Percentage with respect to The Home Depot, Inc., in each case upon ten (10) days’ prior written notice to the Servicer and Seller, and upon such termination the “Concentration Percentage” with respect to such Obligor shall be determined in accordance with this definition without giving effect to the applicable proviso.

“Concentration Reserve” means at any time, the product of (a) the Aggregate Capital plus the Adjusted LC Participation Amount, and (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.

“Concentration Reserve Percentage” means, at any time, (a) the largest of the following: (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the outstanding balances of all Eligible Receivables, provided however, that for purposes of the calculation (x) in clause (i) above so long as ABC Supply Co. Inc. shall be a Group D Obligor, the “Concentration Percentage” for ABC Supply Co. Inc. shall be deemed to be 10% and (y) in clause (iii) above, so long as The Home Depot, Inc. shall be a Group B Obligor, the Concentration Percentage for The Home Depot, Inc. shall be deemed to be 15%, provided, further, that upon any termination of any Special Concentration Percentage with respect to any such Obligor, the “Concentration Reserve Percentage” shall be determined without giving effect to the foregoing proviso related to such Obligor .

“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a “Conduit Purchaser”, or that becomes a party to this Agreement as a “Conduit Purchaser” pursuant to an Assumption Agreement or otherwise.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“CP Rate” means, for any Conduit Purchaser and for any Settlement Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Settlement Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to Conduit Purchasers in respect of Discount for any Settlement Period with respect to any Portion of Capital funded by such Conduit Purchasers at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any Conduit Purchaser for any day while a Termination Event exists (x) with respect to paragraphs (a)(ii), (e) or (l) of Exhibit V or (y) with respect to any other Termination Event at the direction of the Majority Purchaser Agents, shall be an interest rate equal to 2.0% per annum above the otherwise applicable CP Rate.

“CRD” means Directive 2006/48/EC of the European Parliament, as amended by Directive 2009/111/EC of the European Parliament.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators during the three most recent calendar months ended on the last day of such calendar month divided by (ii) 90.

“Debt” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payable and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of any such Indebtedness.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate initial Outstanding Balance of all

Pool Receivables generated by the Originators during the month that is six calendar months before such month.

“Defaulted Receivable” means a Receivable:

(a) as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date set forth in the related invoice (or the original due date set forth in the books and records of the Servicer solely in the case of a Receivable where the Obligor and the Originator have agreed, on or prior to the creation of such Receivable, to a due date for such Receivable later than the due date set forth in such invoice) for such payment, or

(b) (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto or (ii) that has been written off the applicable Originator’s or Seller’s books as uncollectible.

“Defaulting Purchaser” means (a) any LC Participant that (i) has failed to make available to the LC Bank any portion of its Participation Amount due by it under Section 1.14(c), within one Business Day of the date when such Participation Amount was due hereunder or (ii) has notified the Seller, any Purchaser or the Administrator in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit or (b) any Purchaser that (i) has failed to make available to the Administrator any portion of the amount due by it under Section 1.2(b), within one Business Day of the date when such amount was due thereunder or (ii) has notified the Seller, any Purchaser or the Administrator in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date set forth in the related invoice (or the original due date set forth in the books and records of the Servicer solely in the case of a Receivable where the Obligor and the Originator have agreed, on or prior to the creation of such Receivable, to a due date for such Receivable later than the due date set forth in such invoice) for such payment.

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate initial Outstanding Balance of all Pool

Receivables generated by the Originators during the two most recent calendar months to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month (excluding any such payments related to the Specifically Reserved Dilution Amount) by (b) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the calendar month that is one month prior to such calendar month.

“Dilution Reserve” means, on any day, an amount equal to: (a) the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve Percentage” means, on any day, the product of (a) the Dilution Horizon multiplied by (b) the sum of (i) 2.25 times the average of the Dilution Ratios for the twelve most recent calendar months and (ii) the Spike Factor.

“Discount” means, with respect to any Purchaser:

(a) for any Portion of Capital for any Settlement Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Settlement Period through the issuance of Notes:

CPR x C x ED/360

(b) for any Portion of Capital for any Settlement Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Settlement Period through the issuance of Notes or, if the LC Bank has made, or has deemed to have made, a Funded Purchase in connection with any drawing under a Letter of Credit that has not been reimbursed pursuant to Section 1.14 of the Agreement:

AR x C x ED/Year

where:

AR	=	the Alternate Rate for such Portion of Capital for such Settlement Period with respect to such Purchaser,

C	=	the Portion of Capital during such Settlement Period with respect to such Purchaser,

CPR	=	the CP Rate for the Portion of Capital for such Settlement Period with respect to such Purchaser,

ED	=	the actual number of days during such Settlement Period, and

Year	=	if such Portion of Capital is funded based upon: (i) the Euro-Rate or LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Drawing Date” has the meaning set forth in Section 1.14 of the Agreement.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is: (i) (A) United States resident or (B) non-United States resident; (ii) not a government or a governmental subdivision, affiliate or agency; (iii) not subject to any Insolvency Proceeding; and (iv) not an Affiliate of Owens Corning, the Seller or any Originator,

(b) that is denominated and payable only in U.S. dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box or Lock-Box Account in the United States of America,

(c) that does not have a due date (whether set forth in the related invoice or on the books and records of the Servicer) which is more than 120 days after the original invoice date of such Receivable; provided, that a Receivable with such due date that is greater than 120 days but less than 180 days after the original invoice date (an “Extended Term Receivable”) shall otherwise satisfy this clause (c) so long as the Outstanding Balance of such Receivable when added to the Outstanding Balance of all of the Extended Term Receivables that constitute Eligible Receivables does not exceed 5% of the aggregate Outstanding Balance of all Eligible Receivables,

(d) that arises under a duly authorized Contract for the sale and delivery of goods or services in the ordinary course of the applicable Originator’s business,

(e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

(f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

(g) that is not the subject of any dispute, offset, hold back, defense, Adverse Claim or other claim other than a Permitted Lien; provided that only such portion of such

Receivable that is subject to any of the foregoing shall be deemed to be ineligible pursuant to this clause (g),

(h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

(i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

(j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims other than Permitted Liens, and that is freely assignable by the Seller (including without any consent of the related Obligor),

(k) for which the Administrator (on behalf of the Purchasers) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim other than Permitted Liens,

(l) that constitutes an “account” or a “payment intangible” as defined in the UCC, and that is not evidenced by instruments or chattel paper,

(m) that is neither a Defaulted Receivable nor a Delinquent Receivable,

(n) for which none of the Originator thereof, the Seller or the Servicer has established any offset arrangements with the related Obligor; provided that only such portion of such Receivable that is subject to the foregoing shall be deemed to be ineligible pursuant to this clause (n),

(o) for which the sum of the Outstanding Balances of all Delinquent Receivables owing by the related Obligor do not exceed 35.00% of the Outstanding Balance of all such Obligor’s Receivables, and

(p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Seller and such Receivable shall have been billed or invoiced by the Servicer.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any membership interest in a cooperative society and any limited liability company membership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the rulings and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Owens Corning, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Owens Corning, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any corporation described in clause (a) or any trade or business described in clause (b).

“Euro-Rate” means with respect to any Settlement Period the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in U.S. dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by such Purchaser Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro-Rate =	Composite of London interbank offered rates shown on Bloomberg Finance L.P. Screen US0001M or appropriate successor 1.00 - Euro-Rate Reserve Percentage where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

“Excess Concentration” means the sum of the following amounts: (i) the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the Concentration Percentage for such Obligor multiplied by the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a Canadian resident exceeds 2.00% of the aggregate

Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivable Pool the Obligor of which is a non-United States resident other than a Canadian resident exceeds 2.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Excluded Receivable” means indebtedness and other obligations owed to Owens Corning Sales in respect of:

(i) accounts receivable originated by the Owens Corning OEM Insulation Products division of Owens Corning Sales;

(ii) accounts receivable originated by the Conwed Products division of Owens Corning Sales;

(iii) accounts receivable originated by the OC Automotive division of Owens Corning Sales;

(iv) accounts receivable originated by Owens Corning Sales that are owing by Owens Corning or any Subsidiary thereof; or

(v) indebtedness or other obligations owed to Owens Corning Sales that are evidenced by instruments on the Closing Date.

“Excluded Taxes” shall mean, with respect to the Administrator, a Purchaser, a Purchaser Agent or any other recipient of any payment to be made by or on account of any obligation of the Seller hereunder, (i) taxes imposed on, or measured by, net income or net profits, overall capital or net worth, franchise or branch profits taxes or any similar taxes, and any taxes on doing business imposed by the jurisdiction (a) under the Applicable Laws of which such recipient is incorporated or organized, (b) in which an applicable office or branch of such recipient is located or (c) in which such recipient has a present or former connection (other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, or engaged in any other transaction in accordance with the terms of this Agreement) that causes the imposition of such tax, (ii) any tax required to be withheld or assessed pursuant to Sections 1471 through 1474 of the Internal Revenue Code unless the Seller fails to provide in a timely manner, upon the reasonable request of the Administrator (on behalf of the Foreign Recipient) any information, form, document or certification, accurately completed and in a manner reasonably satisfactory to the Administrator, that may be required or reasonably requested in order to allow the Administrator or the Foreign Recipient to comply with Sections 1471 through 1474 of the Internal Revenue Code or enter into an agreement with the Internal Revenue Service, and any such tax pursuant to Sections 1471 through 1474 of the Internal Revenue Code would not have been assessed if the Seller had acted in accordance with this clause (ii), and (iii) any tax required to be withheld or assessed as a result of the failure of any Foreign Recipient to provide the forms described in Section 1.10(e).

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Facility Termination Date” means the earliest to occur of: (a) the Scheduled Commitment Termination Date (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date which is 30 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility and (d) with respect to the LC Bank, any LC Participant or any Related Committed Purchaser, the LC Bank’s, such LC Participant’s or such Related Committed Purchaser’s Scheduled Commitment Termination Date.

“FAS 166/167” has the meaning set forth in Section 1.7(d) of the Agreement.

“FASB” has the meaning set forth in Section 1.7(a) of the Agreement.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning set forth in Section 1.5 of the Agreement.

“Fees” means the fees payable by the Seller pursuant to the applicable Fee Letter.

“Fitch” means Fitch, Inc.

“Foreign Recipient” has the meaning set forth in Section 1.10(e).

“Funded Purchase” shall mean (a) a Purchase that (i) is made pursuant to Section 1.2(b) or (ii) deemed to have been requested by Seller pursuant to Section 1.1(b), the proceeds of which are used to reimburse the LC Bank on behalf of Seller for a drawing under a Letter of Credit by the Seller and (b) a Participation Advance made by an LC Participant pursuant to Section 1.14(c).

“Governmental Acts” has the meaning set forth in Section 1.19 of the Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group Capital” means, with respect to any Purchaser Group, an amount equal to the aggregate outstanding Capital of all Purchasers within such Purchaser Group.

“Group Commitment” means, with respect to any Purchaser Group, the aggregate of the Commitments of each Related Committed Purchaser within such Purchaser Group, which amount, as of the Closing Date, is set forth on Schedule IV hereto, as the same may be (i) modified from time to time pursuant to Section 1.1(c) or 1.2(f) and (ii) modified in connection with any assignment made pursuant to the terms hereof.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.

“Information Package” means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator pursuant to the Agreement.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 1.21.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“LC Bank” has the meaning set forth in the preamble to the Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator.

“LC Participant” means each Person listed as such (and its respective Commitment) for each Purchaser Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“LC Participation Amount” shall mean, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.

“LC Transfer Agreement” means the Letter of Credit Transfer Agreement, dated as of the Closing Date among Owens Corning, Owens Corning Sales, the Seller, the LC Bank, the Administrator and Wells, as Issuing Lender under the Owens Corning Credit Agreement.

“Letter of Credit” shall mean any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to the Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.12 of the Agreement.

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each of the following, including any Affiliate thereof: (a) PNC Bank, National Association, (b) Credit Agricole Corporate and Investment Bank and (c) The Bank of Nova Scotia.

“LLC Agreement” means the limited liability company agreement of Seller.

“LMIR” means for any day during any Settlement Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Lock-Box” means each locked postal box with respect to which a Lock-Box Bank who has executed a Lock-Box Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

“Lock-Box Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Lock-Box Account in accordance with the terms hereof) (in each case, in the name of the Seller (other than the Mellon Lock-Box Account, in the name of Owens Corning Sales)) and maintained at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means each agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer (if applicable), the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Loss Horizon Ratio” means, on any date, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the four most recent calendar months, plus (ii) the product of (A) the Weighted Average Credit Terms divided by thirty, times (B) the aggregate credit sales made by the Originators during the fifth most recent calendar month, by (b) the Net Receivables Pool Balance as of such date.

“Loss Reserve” means, on any date, an amount equal to: (a) the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, the product of (A) 2.25 times (B) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times (C) the Loss Horizon Ratio.

“Majority LC Participants” means, at any time, the LC Participants whose Commitments aggregate more than 50% of the Commitments of all LC Participants at such time.

“Majority Purchaser Agents” means, at any time, the Purchaser Agents for the Purchaser Groups with Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of all Group Commitments.

“Masonry Products Payments” means payments made by obligors on accounts receivable originated by Boral Stone Products LLC, which accounts receivable are not included in the Receivables Pool or the other Pool Assets and which payments do not constitute Collections.

“Material Adverse Effect” means relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a) the assets, operations, business or financial condition of such Person,

(b) the ability of any such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of the Agreement or any other Transaction Document, or the validity, enforceability or collectibility of any material portion of the Pool Receivables, or

(d) the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.

“Mellon Lock-Box Account” means the Lock-Box Account maintained in the name of Owens Corning Sales, indentified as deposit account number 117-5929 maintained at The Bank of New York Mellon.

“Minimum Dilution Reserve” means, on any day, an amount equal to (a) the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Minimum Dilution Reserve Percentage divided by (ii) 100% minus the Minimum Dilution Reserve Percentage on such day.

“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months multiplied by (b) the Dilution Horizon.

“Monthly Settlement Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Order” has the meaning set forth in Section 1.20 of the Agreement.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrator; it being understood that as of the Closing Date, the only Originator is Owens Corning Sales.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Owens Corning” means Owens Corning, a Delaware corporation.

“Owens Corning Credit Agreement” means the Credit Agreement, dated as of May 26, 2010, among Owens Corning, the subsidiary borrowers party thereto, the lenders party thereto, Wells, as administrative agent, and each of the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Owens Corning Operating Account” means deposit account number 8188707327 maintained in the name of Owens Corning at Bank of America, N.A., which deposit account is not a Lock-Box Account.

“Owens Corning Sales” has the meaning set forth in the preamble to the Agreement.

“Participant” has the meaning set forth in Section 5.3(b) of this Agreement.

“Participation Advance” has the meaning set forth in Section 1.14(c).

“Paydown Notice” has the meaning set forth in Section 1.4(f)(i) of the Agreement.

“Performance Guarantor” means Owens Corning.

“Performance Guaranty” means the Performance Guaranty, dated as of March 31, 2011, by the Performance Guarantor in favor of the Administrator for the benefit of the Purchasers and LC Participants, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Liens” means:

(i) inchoate liens for taxes, assessments or governmental charges or levies not yet due or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) liens with respect to any mechanics, suppliers, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of business securing obligations that are not due and payable; and

(iii) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Lock-Box Account to the extent such liens, rights of setoff and other similar liens are not terminated pursuant to a Lock-Box Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Pool Assets” has the meaning set forth in Section 1.2(d) of the Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Pro Rata Share” shall mean, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants at such time.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

“Purchase Account” means the account bearing the same name set forth on Schedule V of this Agreement.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of March 31, 2011, between the Originators and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase Date” means the date on which a Funded Purchase or a reinvestment is made pursuant to this Agreement.

“Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Purchase Limit” means $250,000,000, as such amount may be reduced or increased pursuant to the terms hereof. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then Aggregate Capital plus the LC Participation Amount.

“Purchase Notice” has the meaning set forth in Section 1.2(a) of the Agreement.

“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

Aggregate Capital + Adjusted LC

Participation Amount + Total Reserves

Accrual Adjusted Net Receivables Pool

Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of the Agreement.

“Purchaser” means each Conduit Purchaser, Related Committed Purchaser, LC Participant and the LC Bank.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers, related Purchaser Agent and related LC Participants and (ii) for Wells, Wells, as Purchaser Agent, together with the Conduit Purchasers and Related Committed Purchasers for which Wells is acting as Purchaser Agent, and the LC Bank.

“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.

“Purchasing Related Committed Purchaser” has the meaning set forth in Section 5.3(c) of this Agreement.

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s Group Commitment divided by the aggregate Group Commitments of all Purchaser Groups.

“Rating Agency” mean each of Standard & Poor’s, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Purchaser).

“Receivable” means any indebtedness and other obligations owed to any Originator or the Seller (as assignee of an Originator), or any right of the Seller or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods or the rendering of services, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction. Notwithstanding the foregoing, “Receivable” shall not include any Excluded Receivable.

“Receivables Pool” means, at any time, all of the then outstanding Receivables transferred (or purported to be transferred) by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.

“Recognized Service Provider” means each of Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, Corporation Service Company, such other Person that provides independent director services as the Administrator may approve in writing from time to time, and their successors.

“Regulatory Change” has the meaning set forth in Section 1.7(a) of this Agreement.

“Reimbursement Obligation” has the meaning set forth in Section 1.14 of the Agreement.

“Related Committed Purchaser” means each Person listed as such for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Seller’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b) all instruments and chattel paper that may evidence such Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(d) all of the Seller’s and each Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e) all of the Seller’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.

“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV of the Agreement.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at:

http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Scheduled Commitment Termination Date” means with respect to the LC Bank, any LC Participant or any Related Committed Purchaser, March 29, 2012, as such date may be extended from time to time in the sole discretion of the LC Bank, such LC Participant or such Related Committed Purchaser, as the case may be in accordance with Section 1.2(e).

“SEC” shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

“Seller” has the meaning set forth in the preamble to the Agreement.

“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the Purchasers’ Share.

“Servicer” has the meaning set forth in the preamble to the Agreement.

“Servicer Default” means the occurrence of any of the following:

(i) the Servicer shall fail to deliver any payments, collections or proceeds which it is obligated to deliver under the terms of this Agreement or any other Transaction Document at the times it is obligated to make such deliveries, and such failure remains unremedied for five Business Days;

(ii) the Servicer shall fail to deliver the Information Package pursuant to this Agreement, and such failure shall remain unremedied for two Business Days;

(iii) the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, and such failure, solely to the extent capable of cure, shall continue for 30 days after knowledge or written notice thereof by the Administrator;

(iv) any representation or warranty made or deemed made by the Servicer (or its respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(v) the Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this clause (v);

(vi) a Change in Control shall occur; or

(vii) the Servicer shall fail to pay (a) any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $75,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement), (b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (c) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof.

“Servicing Fee” shall mean the fee referred to in Section 4.6 of the Agreement.

“Servicing Fee Rate” shall mean the rate referred to in Section 4.6 of the Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Period” means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Settlement Period and ending on (and including) the last day of the current calendar month, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

“Solvent” means, with respect to any Person at any time, a condition under which:

(i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Specifically Reserved Dilution Amount” means at any time the amount, determined as of the most recent month-end date, of reserves or liabilities set forth on the books and records of the Originators or Seller, as applicable, related to, or in anticipation of customer rebates and other credits, deductions or reductions with respect to Eligible Receivables, in each case to the extent such amounts have not been applied at such time to reduce the Outstanding Balance of the Eligible Receivables.

“Special Concentration Percentage” has the meaning set forth in the definition of the term “Concentration Percentage”.

“Spike Factor” means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Termination Day” means: (a) each day on which the conditions for reinvestment set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to the Agreement.

“Total Reserves” means, at any time, the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the Concentration Reserve plus the Minimum Dilution Reserve and (ii) the Loss Reserve plus the Dilution Reserve.

“Transaction Documents” means the Agreement, the Lock-Box Agreements, the LC Transfer Agreement, each Fee Letter, the Purchase and Sale Agreement, the Performance Guaranty, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transaction Information” shall mean any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating including, without limitation, information in connection with the Seller, the Originator, the Servicer or the Receivables; provided that, for the avoidance of doubt, “Transaction Information” shall not include any information provided by Owens Corning or any of its Affiliates to any nationally recognized statistical rating organization (other than information solely related to the Receivables subject to this Agreement) in connection with such rating organization providing a rating or proposing to provide a rating to, or monitoring an existing rating of Owens Corning or any of its Affiliates or any debt securities of any of the foregoing.

“Transfer Supplement” has the meaning set forth in Section 5.3(c) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unfunded LC Participant Commitment” means, at any time, the excess, if any, of (i) the aggregate Commitments of all LC Participants on such day, over (ii) the Aggregate Capital, on such day.

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“U.S. Person” means any entity or person included in Section 7701(a)(30) of the Internal Revenue Code.

“Weighted Average Credit Terms” means, on any date, the weighted average payment terms (computed in days and calculated based on the difference between the original invoice date and the stated maturity date) of invoices for Receivables originated during the immediately preceding calendar month; provided, such weighting shall be based on the Outstanding Balance on such date of such Receivables.

“Wells” has the meaning set forth in the preamble to the Agreement.

“Yield Reserve” means, on any date, an amount equal to: (a) the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means at any time:

(BR+SFR) x l.5 x DSO
360

where:

BR	=	the daily average Base Rate computed for the most recent Settlement Period,

DSO	=	Days’ Sales Outstanding for the calendar month most recently ended, and

SFR	=	the Servicing Fee Rate

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS OF PURCHASES

1. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that the Administrator shall have received, on or before the Closing Date, each of the following, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:

(a) Counterparts of (i) this Agreement, duly executed by the parties hereto, and (ii) the Lock-Box Agreements, each Fee Letter, the Purchase and Sale Agreement, the LC Transfer Agreement and the Performance Guaranty, duly executed by the parties thereto.

(b) Certified copies of: (i) the resolutions or unanimous written consents of the board of directors (or the equivalent thereof) of each of the Seller, the Servicer, the Originator, and Owens Corning authorizing the execution, delivery and performance by the Seller, the Servicer, the Originator and Owens Corning, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the certificate of incorporation (or certificate of formation) and by-laws or limited liability company agreement, as applicable, of the Seller, the Originators, the Servicer and Owens Corning.

(c) A certificate of the Secretary or Assistant Secretary of the Seller, Owens Corning Sales and Owens Corning certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents to which it is a party. Until the Administrator receives a subsequent incumbency certificate from the Seller, Owens Corning Sales or Owens Corning, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, Owens Corning Sales or Owens Corning, as the case may be.

(d) Proper financing statements (Form UCC-1), duly authorized and suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (for the benefit of the Purchasers) contemplated by the Purchase and Sale Agreement and this Agreement, as applicable.

(e) Proper financing statements (Form UCC-3), duly authorized and suitable for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originator or the Seller.

(f) Completed UCC search reports, dated on or shortly before the Closing Date, listing the financing statements filed in all applicable jurisdictions that name the Originator, the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets other than any security interests that are released as of the Closing Date.

(g) Favorable opinions, addressed to each Rating Agency, the Administrator, each Purchaser Agent and each Purchaser, in form and substance reasonably satisfactory to the Administrator, from Sidley Austin LLP, counsel for the Seller, the Originator, the Servicer and Owens Corning, and internal counsel for the Seller, the Originator, the Servicer and Owens Corning, covering such matters as the Administrator may reasonably request, including, without limitation, certain organizational and New York enforceability matters, certain bankruptcy matters and certain UCC perfection matters.

(h) Satisfactory results of a review and audit (performed by representatives of the Administrator) of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policy of the Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer’s operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

(i) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.

(j) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letters), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letters.

(k) Each Fee Letter duly executed by the Seller.

(l) Good standing certificates with respect to each of the Seller, the Originator, the Servicer and Owens Corning issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation and principal place of business.

(m) All information with respect to the Receivables as the Administrator or the Purchasers may reasonably request.

(n) Such other approvals, opinions or documents as the Administrator or the Purchasers may reasonably request.

2. Conditions Precedent to All Funded Purchases, Issuances of Letters of Credit and Reinvestments. Each Funded Purchase (including the initial Funded Purchase) and the issuance of any Letters of Credit and each reinvestment shall be subject to the further conditions precedent that:

(a) in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase or issuance, as the case may be, a completed Purchase Notice in the form of Annex B; and

(b) on the date of such Funded Purchase, issuance or reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded

Purchase, issuance or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, issuance or reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Funded Purchase, issuance or reinvestment, that constitutes a Termination Event or in the case of a Funded Purchase or the issuance (but not a reinvestment), an Unmatured Termination Event;

(iii) the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase, issuance or reinvestment, as the case may be, shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv) the Facility Termination Date has not occurred.

Notwithstanding the foregoing, it shall not be a condition precedent to any reinvestment that an Unmatured Termination Event shall not have occurred and be continuing, or that a Termination Event shall not have occurred and be continuing unless, in the case of a Termination Event, the Administrator (at the direction of the Majority Purchaser Agents) shall have notified the Seller and the Servicer to cease making reinvestments.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that:

(a) Existence and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

(b) Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Seller or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.

(c) Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d) Accuracy of Information. All written information heretofore furnished by the Seller to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, taken as a whole, and all such information hereafter furnished by the Seller to the Administrator, any Purchaser Agent or any Purchaser in writing pursuant to this Agreement or any Transaction Document will be, taken as a whole, true and accurate in all material respects on the date such information is stated or certified.

(e) Actions, Suits. There are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or its properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

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(f) Accuracy of Exhibits; Account Arrangements. The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts and Lock-Boxes at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts and Lock-Boxes as have been notified to the Administrator), and each Lock-Box Account and Lock-Box is subject to a Lock-Box Agreement. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete. The Seller has not granted any interest in any Lock-Box Account (or any related Lock-Box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive control (within the meaning of Section 9-104 of the UCC) of the Lock-Box Account at such Lock-Box Bank.

(g) No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller.

(h) Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in Delaware. The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.

(i) Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any purchase or reinvestment hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j) Eligible Receivables. Each Pool Receivable included as an “Eligible Receivable” in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(k) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator with regard to each Receivable originated by such Originator.

(l) Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(m) No Sanctions. The Seller is not a Sanctioned Person. To the Seller’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. The Seller and its Affiliates: (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Neither the Seller nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are

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(A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.

(n) Transaction Information. None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

2. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that:

(a) Existence and Power. The Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where failure to have such licenses, authorizations, consents or approvals would not be reasonably expected to have a Material Adverse Effect.

(b) Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Servicer or of any judgment, injunction, order or decree or agreement or other material instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer (other than in favor of the Administrator under the Transaction Documents) or any of its Subsidiaries.

(c) Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d) Accuracy of Information. All written information heretofore furnished by the Servicer to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, taken as a whole, and all such information hereafter furnished by the Servicer to the Administrator, any Purchaser Agent or any Purchaser in writing pursuant to this Agreement or any other Transaction Document will be, taken as a whole, true and accurate in all material respects on the date such information is stated or certified.

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(e) Actions, Suits. Except as set forth in Schedule III, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(f) No Material Adverse Effect. Since December 31, 2010 there has been no Material Adverse Effect on the Servicer.

(g) Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator and the Seller with regard to each Receivable originated by such Originator.

(h) Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i) No Sanctions. The Servicer is not a Sanctioned Person. To the Servicer’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor. The Servicer and its Affiliates: (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. Neither the Servicer nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.

(j) Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency providing or proposing to provide a rating to, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction information with any Rating Agency without the participation of such Purchaser Agent.

3. Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

(a) The Receivables.

(i) Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims other than any Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

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(ii) Nature of Receivables. The Eligible Receivables included in the Receivables Pool constitute either “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC. The Seller will cause to be delivered to the Administrator each promissory note or other instrument that from time to time evidences a Pool Receivable promptly (but in any event within ten Business Days) following the issuance of such promissory note or other instrument, but solely to the extent such promissory notes or other instruments exceed $500,000 in the aggregate.

(iii) Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim other than Permitted Liens.

(iv) Perfection and Related Security. The Seller will cause (and will cause each Originator), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Purchase and Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement.

(b) The Lock-Box Accounts.

(i) Nature of Lock-Box Accounts. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Ownership. Each Lock-Box Account is in the name of the Seller (other than the Mellon Lock-Box Account, in the name of Owens Corning Sales), and the Seller (or in the case of the Mellon Lock-Box Account, Owens Corning Sales) owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim other than Permitted Liens.

(iii) Perfection. The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.

(c) Priority.

(i) Other than the transfer of the Receivables to the Seller under the Purchase and Sale Agreement, and by the Seller under this Agreement and/or the security interest granted to the Administrator pursuant to this Agreement, neither the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or

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any subaccount thereof. Neither the Seller, nor any Originator has authorized the filing of, or is aware of any financing statements against any of the Seller or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Seller under the Purchase and Sale Agreement, or (ii) relating to the security interest granted to the Administrator under this Agreement.

(ii) There are no judgment, ERISA or tax lien filings against either the Seller or the Servicer.

(iii) The Lock-Box Accounts (other than the Mellon Lock-Box Account, in the name of Owens Corning Sales) are not in the name of any person other than the Seller. Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator.

(d) Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.

(e) Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrator.

4. Ordinary Course of Business. Seller represents and warrants that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial

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affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.

5. Reaffirmation of Representations and Warranties. On the date of each purchase and/or reinvestment and issuance of a Letter of Credit hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such purchase, reinvestment or Letter of Credit, as applicable and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date), and (ii) no event has occurred or is continuing, or would result from any such purchase, reinvestment or issuance, which constitutes a Termination Event or with respect to a Funded Purchase or Issuance of a Letter of Credit, an Unmatured Termination Event.

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EXHIBIT IV

COVENANTS

1. Covenants of the Seller. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts (other than contingent, unasserted indemnification claims) owed by the Seller under this Agreement to any Purchaser Agent, any Purchaser, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:

(i) Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

(ii) Information Packages. As soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month.

(iii) Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(iv) Quarterly Financial Statements. Within 45 days following the end of each of the first three calendar quarters in each calendar year, (i) the consolidated balance sheet of Owens Corning and its Subsidiaries as at the end of such calendar quarter and the related consolidated statements of income and retained earnings and statement of cash flows for such calendar quarter and for the elapsed portion of the calendar year ended with the last day of such calendar quarter, in each case setting forth comparative figures for the corresponding calendar quarter in the prior calendar year, all of which shall be certified by the chief financial officer, the treasurer or any financial officer (including a controller) of Owens Corning that they fairly present in all material respects in accordance with generally accepted accounting principles consistently applied the financial condition of Owens Corning and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such calendar quarter.

(v) Annual Financial Statements. Within 75 days after the close of each calendar year, the consolidated balance sheet of Owens Corning and its Subsidiaries as at the end of such calendar year and the related consolidated statements of income and retained earnings and statement of cash flows for such calendar year setting forth comparative figures for the preceding calendar year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Owens Corning and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principals consistently applied.

(vi) Management Letters. Promptly after receipt by Owens Corning, a copy of any “management letter” received from the certified public accountants auditing the consolidated financial statements of Owens Corning and its Subsidiaries, on a group basis, and management’s response thereto.

(vii) Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Owens Corning or any of its Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Indebtedness pursuant to the terms of the documentation governing the same, provided that any financial information, proxy statements or other material required to be delivered pursuant to this clause (vii) shall be deemed to have been furnished to each of the Administrator and each Purchaser Agent on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov; provided further, that such information (other than any Form 10-K, Form 10-Q or proxy materials) shall be deemed to have been delivered when posted only upon notification by the Seller (or the Servicer on its behalf) to the Administrator and each Purchaser Agent of such posting.

(b) Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect on the Seller.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto other than Permitted Liens, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(v) ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate which would reasonably be expected to have a Material Adverse Effect.

(vi) Name Changes. At least ten days before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vii) Material Adverse Change. Promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or any Originator.

(c) Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(d) Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or any Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) permit the Administrator and/or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrator and/or such Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to such Receivables, provided, that the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit or visit per year (unless one (1) audit or visit of the Seller, the Originator and the Servicer shall have been previously reimbursed by the Servicer during such year), unless a Termination Event has occurred and is continuing.

(f) Payments on Receivables, Lock-Box Accounts. The Seller (or the Servicer on its behalf) will, and will cause each Originator to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. If any such payments or other Collections are received by the Seller, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Seller (or the Servicer on its behalf) will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. Except as set forth in the following paragraphs, the Seller (or the Servicer on its behalf) will use commercially reasonable efforts to prevent funds other than Collections on Pool Receivables and other Pool Assets from being deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Seller (or the Servicer on its behalf) will within two Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Seller (or the Servicer on its behalf) will use commercially reasonable efforts to prevent the Servicer, any Originator or other Person from, commingling Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add a Lock-Box Account (or the related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank. The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related Lock-Box) with the prior written consent of the Administrator (which shall not be unreasonably withheld so long as the Seller or the Servicer can provide satisfactory evidence to the Administrator that Obligors of Pool Assets are no longer making payments to such Lock-Box Account (or the related Lock-Box)).

Notwithstanding anything herein to the contrary (including, without limitation, the pledge of the Lock-Box Accounts pursuant to Section 1.2(d) and the Seller’s and the Servicer’s obligations to use commercially reasonable efforts to prevent funds other than Collections on Pool Receivables and other Pool Assets from being deposited into any Lock-Box Account), but subject to the remainder of this clause (f):

(i) the Seller and the Servicer may permit Masonry Products Payments to be made to the BofA Lock-Box Account and/or in the Mellon Lock-Box Account and the associated Lock-Boxes; and

(ii) as of the date hereof, certain Obligors are making EFT and/or ACH payments in respect of Receivables to the Owens Corning Operating Account, and after the date hereof, the Seller and the Servicer may permit such Obligors to continue making EFT and/or ACH payments in respect of Pool Receivables to the Owens Corning Operating Account, rather than directly to a Lock-Box Account.

In connection with the foregoing, the Seller (or the Servicer on its behalf) shall use commercially reasonable efforts to:

(A) at all times, create and maintain data and records regarding the receipt of Masonry Products Payments in the Lock-Box Accounts and Lock-Boxes sufficient to permit the Seller (or the Servicer on its behalf) to account for and promptly identify and segregate such Masonry Products Payments from the Collections;

(B) at all times, create and maintain data and records regarding the receipt of Collections in the Owens Corning Operating Account sufficient to permit the Seller (or the Servicer on its behalf) to account for and promptly identify and segregate such Collections from the funds and other assets of Owens Corning, Owens Corning Sales and their Affiliates (other than the Seller);

(C) identify and segregate Masonry Products Payments received in the Lock-Box Accounts and Lock-Boxes from Collections received in the Lock-Box Accounts and Lock-Boxes, and transfer such Masonry Products Payments to the appropriate Person entitled thereto, in each case, (x) so long as no Termination Event has occurred and is continuing, on a regular basis in accordance with the Servicer’s customary practice, but not less often than monthly, and (y) if any Termination Event has occurred and is continuing, promptly (but not less than two Business Days) following each receipt such Masonry Products Payments in a Lock-Box Account;

(D) on or prior to September 30, 2011, instruct the Persons making Masonry Products Payments to the Lock-Box Accounts and Lock-Boxes to (and take such other commercially reasonable efforts as may be necessary to cause such Persons to) cease making Masonry Products Payments to the Lock-Box Accounts and Lock-Boxes; and

(E) on or prior to June 30, 2011, instruct Obligors making EFT and/or ACH payments in respect of Pool Receivables to the Owens Corning Operating Account to (and take such other commercially reasonable efforts as may be necessary to cause such Obligors to) cease making payments in respect of Pool Receivables to the Owens Corning Operating Account and to instead make such payments to a Lock-Box or a Lock-Box Account.

(g) Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof other than, in any case, Permitted Liens.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract). The Seller shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

(i) Change in Business. The Seller will not (i) make any change in the character of its business or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall not make any other written change in any Credit and Collection Policy without giving written notice thereof to the Administrator and each Purchaser Agent promptly following such change.

(j) Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than Owens Corning Sales or an affiliate thereof. The Seller shall provide the Administrator and each Purchaser with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k) Change in Payment Instructions to Obligors. The Seller shall not (and shall not permit the Servicer or any Sub-Servicer to) make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box) or as otherwise permitted pursuant to the terms of this Agreement, unless the Administrator shall have received (i) prior written notice of such change and (ii) consented to such change in writing.

(l) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than any Permitted Lien, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser may reasonably request.

(m) Certain Agreements. Without the prior written consent of the Majority Purchaser Agents, the Seller will not (and will not permit the Originators to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Director” (as defined in the Seller’s LLC Agreement).

(n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.

(iii) The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of this

Agreement. Furthermore, the Seller shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person.

(p) Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, Purchaser Agents and the Administrator under this Agreement and under the Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Notes and (iii) other legal and valid organizational purposes.

(q) Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Purchasers) to exercise and enforce the Purchasers’ rights and remedies under this Agreement and any other Transaction Document. Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrator, at the Seller’s own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.

(i) The Seller authorizes the Administrator to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other collateral subject to a lien under any Transaction Document without the signature of the Seller. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii) The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization other than in accordance with clause (j) above.

(iii) The Seller will not change its name, location, identity or corporate structure unless (x) the Administrator and each Purchaser Agent shall have received at least thirty (30) days’ advance written notice of such change, (y) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the lien under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrator may request in connection with such change or relocation), and (z) if requested by the Administrator or any Purchaser, the Seller shall cause to be delivered to the Administrator or any Purchaser Agent, an opinion, in form and substance satisfactory to the Administrator and such Purchaser Agent as to such UCC perfection and priority matters as such Person may request at such time.

(r) OFAC. The Seller has not used and will not use the proceeds of any Receivable or any Purchase hereunder to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(s) CRD Compliance. Seller or any Affiliate thereof shall retain, on an ongoing basis, a net economic interest of not less than 5% of the Outstanding Balance of the Pool Receivables at such time which is not subject to any credit risk hedging or short position.

(t) Transaction Information. None of the Seller, any Affiliate of the Seller or any third party with which the Seller or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

2. Covenants of the Servicer. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date the LC Participation Amount is cash collateralized in full or the date all other amounts (other than contingent, unasserted indemnification claims) owed by the Seller or the Servicer under this Agreement to any Purchaser, any Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:

(i) Compliance Certificates. (a) A compliance certificate promptly upon completion of the annual report of the Performance Guarantor and in no event later than 90 days after the close of the Performance Guarantor’s fiscal year, in form and substance substantially similar to Annex D signed by its chief accounting officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof, and (b) within 45 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Annex D.

(ii) Information Packages. As soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month.

(iii) Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, including any information available to the Seller, Servicer or Originator as any Purchaser may reasonably request in order to assist such Purchaser (or its related Program Support Provider (so long as such Program Support Provider is an Affiliate of such Purchaser)) in complying with the requirements of Article 122a(4) and (5) of the CRD as may be applicable to such Purchaser (or Program Support Provider (so long as such Program Support Provider is an Affiliate of such Purchaser)).

(b) Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect on the Servicer.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto other than Permitted Liens, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(v) ERISA. Promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that Owens Corning or any Affiliate of Owens Corning files under ERISA with the

Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any Affiliate of Owens Corning is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on Owens Corning and/or any such Affiliate which could reasonably be expected to have a Material Adverse Effect.

(vi) Name Changes. At least ten days before any change in any Originator’s or the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vii) Material Adverse Change. A material adverse change in the business, operations, property or financial or other condition of any Originator.

(viii) Other Debt Default. A default or any event of default under any other financing arrangement evidencing $75,000,000 or more of indebtedness pursuant to which Owens Corning, any Originator, the Servicer or any of their Affiliates is a debtor or an obligor.

(c) Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or any Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrator and/or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrator or such Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator to conduct, a review of its books and records with respect to such Receivables; provided, that the Servicer shall be required to reimburse the Administrator and the Purchaser Agents for only one (1) such audit or visit per year (unless one (1) audit or visit of the Seller, the Originator and the Servicer shall have been previously reimbursed by the Seller during such year) unless a Termination Event has occurred and is continuing.

(f) Payments on Receivables, Lock-Box Accounts. The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account or a Lock-Box. If any such payments or other Collections are received by the Servicer, the Seller or an Originator, it shall hold such payments in trust for the benefit of the Administrator, the Purchaser Agents and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account. The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement. Except as set forth in the following paragraphs, the Servicer shall use commercially reasonable efforts to prevent funds other than Collections on Pool Receivables and other Pool Assets from being deposited into any Lock-Box Account. If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will within two Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Servicer will use commercially reasonable efforts to not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Servicer shall only add, a Lock-Box Account (or the related Lock-Box), or a Lock-Box Bank to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition and an executed and acknowledged copy of a Lock-Box Agreement in form and substance reasonably acceptable to the Administrator from any such new Lock-Box Bank. The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related Lock-Box) with the prior written consent of the Administrator (which shall not be unreasonably withheld so long as the Seller or the Servicer can provide satisfactory evidence to the Administrator that Obligors of Pool Assets are no longer making payments to such Lock-Box Account (or the related Lock-Box)).

Notwithstanding anything herein to the contrary (including, without limitation, the pledge of the Lock-Box Accounts pursuant to Section 1.2(d) and the Servicer’s obligations to use commercially reasonable efforts to prevent funds other than Collections on Pool Receivables and other Pool Assets from being deposited into any Lock-Box Account), but subject to the remainder of this clause (f):

(i) the Servicer may permit Masonry Products Payments to be made to the BofA Lock-Box Account and/or in the Mellon Lock-Box Account and the associated Lock-Boxes; and

(ii) as of the date hereof, certain Obligors are making EFT and/or ACH payments in respect of Receivables to the Owens Corning Operating Account, and after the date hereof, the Servicer may permit such Obligors to continue making

EFT and/or ACH payments in respect of Pool Receivables to the Owens Corning Operating Account, rather than directly to a Lock-Box Account.

In connection with the foregoing, the Servicer shall use commercially reasonable efforts to:

(A) at all times, create and maintain data and records regarding the receipt of Masonry Products Payments in the Lock-Box Accounts and Lock-Boxes sufficient to permit the Servicer to account for and promptly identify and segregate such Masonry Products Payments from the Collections;

(B) at all times, create and maintain data and records regarding the receipt of Collections in the Owens Corning Operating Account sufficient to permit the Servicer to account for and promptly identify and segregate such Collections from the funds and other assets of Owens Corning, Owens Corning Sales and their Affiliates (other than the Seller);

(C) identify and segregate Masonry Products Payments received in the Lock-Box Accounts and Lock-Boxes from Collections received in the Lock-Box Accounts and Lock-Boxes, and transfer such Masonry Products Payments to the appropriate Person entitled thereto, in each case, (x) so long as no Termination Event has occurred and is continuing, on a regular basis in accordance with the Servicer’s customary practice, but not less often than monthly, and (y) if any Termination Event has occurred and is continuing, promptly (but not less than two Business Days) following each receipt such Masonry Products Payments in a Lock-Box Account;

(D) on or prior to September 30, 2011, instruct the Persons making Masonry Products Payments to the Lock-Box Accounts and Lock-Boxes to (and take such other commercially reasonable efforts as may be necessary to cause such Persons to) cease making Masonry Products Payments to the Lock-Box Accounts and Lock-Boxes; and

(E) on or prior to June 30, 2011, instruct Obligors making EFT and/or ACH payments in respect of Pool Receivables to the Owens Corning Operating Account to (and take such other commercially reasonable efforts as may be necessary to cause such Obligors to) cease making payments in respect of Pool Receivables to the Owens Corning Operating Account and to instead make such payments to a Lock-Box or a Lock-Box Account.

(g) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract). The Servicer shall at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

(h) Change in Business. The Servicer will not (i) make any material change in the character of its business or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall not make any other written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(i) Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j) Change in Payment Instructions to Obligors. The Servicer shall not make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Lock-Box Account (or any related Lock-Box) or as otherwise permitted pursuant to the terms of this Agreement, unless the Administrator shall have received (i) prior written notice of such change and (ii) consented to such change in writing.

(k) Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Liens, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator may reasonably request.

(l) Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Purchasers) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrator, at the Servicer’s own expense, execute (if necessary) and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.

(m) Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party contracted by the Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Purchaser Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Purchaser Agent.

3. Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers, the Purchaser Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from any Originator, the Servicer, Owens Corning and their Affiliates. Therefore, from and after the date hereof, each of the Seller and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator, any Purchaser Agent or any Purchaser to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Owens Corning, the Originators, the Servicer and any other Person, and is not a division of Owens Corning, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Owens Corning shall take such actions as shall be required in order that:

(a) The Seller will be a limited liability company whose primary activities are restricted in its LLC Agreement to: (i) purchasing or otherwise acquiring from the Originator, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b) The Seller shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

(c) (i) Not less than one member of the Seller’s board of directors (the “Independent Director”) shall be a natural person (A) who is not, and has not been at any time during the five (5) years preceding such person’s initial appointment: (1) a direct, indirect or beneficial stockholder, equityholder, officer, director (other than the Independent Director), employee, member, manager, attorney, partner, affiliate, or supplier of Seller, Owens Corning, any Originator, the Servicer or any of their respective Affiliates (the “Owens Corning Group”); provided, that indirect stock ownership of any member of the Owens Corning Group by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool,

(2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with any member of the Owens Corning Group; (3) a trustee, conservator or receiver for any member of the Owens Corning Group; (4) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (5) a member of the immediate family of any such equityholder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is (x) an employee of a Recognized Service Provider or (y) reasonably acceptable to the Administrator and each Purchaser Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and each Purchaser Agent). Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The limited liability company agreement of the Seller shall provide that: (A) the Seller’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;

(d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Owens Corning, any Originator, the Servicer or any of their respective Affiliates;

(e) The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, paragraph (k) of Exhibit V;

(f) The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(g) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Owens Corning (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

(h) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any indirect or overhead expenses for items shared with Owens Corning (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Owens Corning shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(i) The Seller’s operating expenses will not be paid by Owens Corning, any Originator or any Affiliate thereof;

(j) The Seller will have its own separate stationery;

(k) The Seller’s books and records will be maintained separately from those of Owens Corning and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

(l) All financial statements of Owens Corning or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of Owens Corning or any other Affiliates of Owens Corning or the Originators;

(m) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Owens Corning or any Affiliates thereof;

(n) The Seller will strictly observe corporate formalities in its dealings with Owens Corning or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Owens Corning or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Owens Corning or any Affiliate thereof (other than Owens Corning Sales in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Owens Corning or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

(o) The Seller will maintain arm’s-length relationships with Owens Corning (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor Owens Corning, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Owens Corning will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

(p) The Seller shall have a separate area from Owens Corning for its business (which may be located at the same address as such entities) and to the extent that any other such entity have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) (i) the Seller, an Originator, the Performance Guarantor, or the Servicer shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document, and, except as otherwise provided herein, such failure, solely to the extent capable of cure, shall continue for 30 days after knowledge or written notice thereof by the Administrator, (ii) the Seller, an Originator, or the Servicer shall fail to make when due (x) any payment in reduction of Aggregate Capital or any deposit of Collections required hereunder or under any other Transaction Document and such failure shall continue unremedied for one (1) Business Day or (y) any payment for any other amounts owing hereunder or under any other Transaction Document and such failure shall continue unremedied for five (5) Business Days or (iii) Owens Corning Sales shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed;

(b) any representation or warranty made or deemed made by the Seller, the Performance Guarantor, any Originator or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document (other than any deemed representation or warranty made on the date of any reinvestment that no Unmatured Termination Event has occurred and is continuing), or any information or report delivered by the Seller, the Performance Guarantor, any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(c) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

(d) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Liens, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim other than Permitted Liens;

(e) the Seller, the Performance Guarantor, the Servicer or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Performance Guarantor, the Servicer or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Performance Guarantor, the Servicer or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(f) (i) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 3.00%, (B) the Delinquency Ratio shall exceed 10.00% or (C) the Dilution Ratio shall exceed 6.50% or (ii) the Days’ Sales Outstanding shall exceed 55.0;

(g) a Change in Control shall occur;

(h) as of the last day of any Settlement Period (i) the sum of (A) the Aggregate Capital, plus the Adjusted LC Participation Amount, plus (B) the Total Reserves exceeds (ii) the sum of (A) the Accrual Adjusted Net Receivables Pool Balance at such time, plus (B) the Purchasers’ Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within two Business Days;

(i) the Performance Guarantor or any of its Subsidiaries shall fail to pay (i) any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $75,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement), (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

(j) (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien on any of the assets of Seller, any Originator or any ERISA Affiliate under Section 303(k) of ERISA and such failure is not cured and any related lien released within 30 days or (ii) either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of the Seller or any Originator or any ERISA Affiliate in an amount in excess of $2,500,000 and such lien is not released within 30 days;

(k) the Seller or Owens Corning shall fail to (x) at any time (other than for fifteen Business Days following the death or resignation of any Independent Director) have an

Independent Director, that satisfies each element of the definition of Independent Director, on the Seller’s board of directors or (y) notify the Administrator and each Purchaser Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors within five (5) Business Days of such replacement or appointment;

(l) any Letter of Credit is drawn upon and is not fully reimbursed by the Seller, or funded by Participation Advances, within two (2) Business Days from the date of such draw;

(m) any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Seller, the Servicer, Owens Corning or any Originator shall so state in writing;

(n) a Servicer Default shall have occurred; or

(o) one or more judgments or decrees shall be entered against the Seller, Owens Corning or any Subsidiary of Owens Corning involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $75,000,000 (or solely with respect to the Seller, $13,475).

SCHEDULE II

LOCK-BOX BANKS, LOCK-BOXES, COLLECTION

ACCOUNT BANKS AND ACCOUNTS

Lock-Box Banks	Lock-Boxes

Bank of America, National Association	15893 Collections Center Dr. Chicago, IL 60693

Bank of America, N. A. Blocked Account Support 2000 Clayton Road, Building D	PO Box 415800 Boston, MA 02241-5800 PO Box 844160
Mail Code: CA4-704-06-37 Concord, CA 94520-2425	Dallas, TX 75284-4160
Phone: 925-675-7710 Facsimile: 877-207-2524	File 31235 PO Box 60000 San Francisco, CA 94160

The Bank of New York Mellon	N/A

The Bank of New York Mellon Document Control Manager BNY Mellon Client Service Center
500 Ross Street, Room 1380 Pittsburgh, PA 15262 Phone: (412) 234-4172 Fax: (412) 236-7419

Schedule II-1

SCHEDULE III

ACTIONS AND PROCEEDINGS

[NONE]

Schedule III

SCHEDULE IV

GROUP COMMITMENTS

Purchaser Group

Name	Capacity	Commitment	Group Commitment

Liberty Street Purchaser Group	Purchaser Group	N/A	$90,000,000
Liberty Street	Conduit Purchaser	N/A
BNS	Related Committed Purchaser	$90,000,000
BNS	LC Participant	$72,000,000
BNS	Purchaser Agent	N/A

Market Street Purchaser Group	Purchaser Group	N/A	$67,500,000
Market Street	Conduit Purchaser	N/A
PNC	Related Committed Purchaser	$67,500,000
PNC	LC Participant	$54,000,000
PNC	Purchaser Agent	N/A

Atlantic Purchaser Group	Purchaser Group	N/A	$67,500,000
Atlantic	Conduit Purchaser	N/A
Credit Agricole	Related Committed Purchaser	$67,500,000
Credit Agricole	LC Participant	$54,000,000
Credit Agricole	Purchaser Agent	N/A

Schedule IV

Wells Purchaser Group	Purchaser Group	N/A	$25,000,000
Wells	Related Committed Purchaser	$25,000,000
Wells	LC Participant	$20,000,000
Wells	LC Bank	N/A
Wells	Purchaser Agent	N/A

Schedule IV

SCHEDULE V

PAYMENT INSTRUCTIONS

Purchase Account

Bank: Bank of America

New York, NY

ABA: 026009593

Account: 8188057873

Swift: BOFAUS3N

Administration Account

Bank: The Bank of Nova Scotia - New York Agency

ABA: 026002532

Account: 03363-19

Ref: Owens Corning

Schedule V

ANNEX A

to Receivables Purchase Agreement

FORM OF INFORMATION PACKAGE

[on file with the Administrator]

Annex A-1

ANNEX B

to Receivables Purchase Agreement

FORM OF PURCHASE NOTICE

            , [201    ]

The Bank of Nova Scotia

711 Louisiana, Suite 1400

Houston, Texas 77002

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Owens Corning Receivables LLC, (“Seller”), Owens Corning Sales, LLC, as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto, Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”), and The Bank of Nova Scotia, as administrator (in such capacity, the “Administrator”). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

[This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided percentage interest in a pool of receivables on                     , [201    ], for a purchase price of $        1 (of which $         will be funded by the Liberty Street Purchaser Group, $         will be funded by the Market Street Purchaser Group, $         will be funded by the Wells Purchaser Group and $         will be funded by the Atlantic Purchaser Group). Subsequent to this Purchase, the Aggregate Capital will be $        .]2

[This letter constitutes a notice pursuant to Section 1.12(a) of the Receivables Purchase Agreement. Seller desires that LC Bank issue a Letter of Credit with a face amount of $        . Subsequent to this purchase, the LC Participation Amount will be $         and the Aggregate Capital will be $        .]3

[1]

Such amount, which shall not be less than $2,500,000 (or such lesser amount as agreed to by the Administrator and each Purchaser Agent) and shall be in integral multiples of $250,000 in excess thereof.

[2]	In the case of a Cash Purchase Request.
[3]	In the case of a request for an issuance of a Letter of Credit.

Annex B-1

Seller hereby represents and warrants as of the date hereof, and as of the date of such Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates (except for representations and warranties that apply solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

(iii) after giving effect to the purchase proposed hereby, the Aggregate Capital plus the LC Participation Amount shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv) the Facility Termination Date shall not have occurred.

Annex B-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

OWENS CORNING RECEIVABLES LLC

By:
Name:
Title:

Annex B-3

ANNEX C

to Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE

            , 20

The Bank of Nova Scotia

711 Louisiana, Suite 1400

Houston, Texas 77002

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Receivables Purchase Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Owens Corning Receivables LLC, as Seller, Owens Corning Sales, LLC, as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto, Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”), and The Bank of Nova Scotia, as Administrator. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Capital on                     ,     1 by the application of $         (of which $         will reduce Capital funded by the Liberty Street Group, $         will reduce the Capital funded by the Market Street Group, $         will reduce Capital funded by the Wells Group and $         will reduce Capital funded by the Atlantic Group) in cash to reduce Aggregate Capital by such amount. Subsequent to this paydown, the Aggregate Capital will be $        .

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

OWENS CORNING RECEIVABLES LLC

By:
Name:
Title:

[1]	Notice must be given at least one (1) Business Day prior to the requested paydown date.

Annex C-1

ANNEX D

to Receivables Purchase Agreement

FORM OF COMPLIANCE CERTIFICATE

To:	The Bank of Nova Scotia, as Administrator

[Each Purchaser Agent]

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement, dated as of March 31, 2011 by and among Owens Corning Receivables LLC (“Seller”), Owens Corning Sales, LLC (the “Servicer”), the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto, Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”), and The Bank of Nova Scotia (the “Administrator”) (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                                          of the Servicer.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of Seller during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller or the Servicer has taken, is taking, or proposes to take with respect to each such condition or event:

Annex D-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of             , 20    .

OWENS CORNING SALES, LLC

By:
Name:
Title:

Annex D-2

ANNEX E

to Receivables Purchase Agreement

FORM OF LETTER OF CREDIT APPLICATION

Application for Irrevocable Standby Letter of Credit

To:     Wells Fargo Bank, National Association             Requested Issuing Location:     ☐    North Carolina    ☐     California

Please type clear information in the boxes below. Applications that are illegible may be returned.

Date: (MM/DD/YY)	For Wells Fargo Bank Use Only
	Letter of Credit No.	Activity Reference No.

The Applicant(s) signing below hereby request that Wells Fargo Bank, National Association (“Wells Fargo”) issue in Wells Fargo’s name an Irrevocable Standby Letter of Credit (“Credit”) on substantially the terms below:

Beneficiary: (Name and Address)	Advising Bank: (If left blank, Wells Fargo may select)

Applicant/Obligor: (Name and Address)	Account Party: (Name and Address of entity to be named in Credit if different from Applicant/Obligor)

Amount (in figures): (in words):
Currency (in USD unless otherwise specified):
Availability: Unless otherwise specified herein, the Credit is to be available for presentation on or before the Expiration Date (1) with Wells Fargo’s issuing office by payment of draft(s) drawn at sight on Wells Fargo or (2) at Wells Fargo’s option, with any bank(s) or with a bank nominated by Wells Fargo by negotiation of draft(s) drawn at sight on Wells Fargo or (3) at Wells Fargo’s option, with a bank nominated by Wells Fargo by payment of draft(s) drawn at sight on the nominated bank.
Expiration Date: (MM/DD/YY format, initial expiration date if automatically extending), or ☐ Expire one year from Issue Date
☐ Expiration Date to be automatically extended (Check one box below)
☐ Annually on the day and month anniversary of the Expiration Date ☐ Annually on (MM/DD)
☐ Every calendar days ☐ Every months
With days notification of non-extension and a Final Expiration Date of (MM/DD/YY)
Available By: (check and complete only one of the following)

☐       A statement worded as follows indicating it is signed by the Beneficiary (if a person) or its authorized officer: (Please quote below the exact wording of the drawing statement.) (Attach additional signed sheet(s), if necessary, and label as attachments to this specific Application.)

☐       Issue the Credit substantially in the form and with the wording attached to this Application. The attached specimen is approved by each applicant. (Label the attached specimen as an attachment to this specific Application.)

Additional Requirements: ☐ Partial drawings are prohibited (if blank, partial drawings are permitted)
☐ Multiple drawings prohibited (if blank, partial drawings are permitted)
☐ Credit is transferable in its entirety. Transfer charges for account of ☐ Applicant ☐ Beneficiary

The Credit will be subject to the International Standby Practices of the International Chamber of Commerce (“ICC”), Publication 590 (“ISP98”) or the ICC, Publication 600 (“UCP”) or any subsequent version of either publication in effect and in use by Wells Fargo on the date the Credit is issued, as Wells Fargo shall determine in its sole discretion.
Description of Standby Purpose including goods description, country of origin, pricing as applicable:

Annex E-1

Patriot Act Notice: U.S. Federal laws require all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Issuing the Credit is considered to be opening an account and will require compliance with these Federal laws.
Credit Requesting Issuance of Guarantee or Other Undertaking: (To be completed only if the Beneficiary is a bank or another financial institution and the Beneficiary is to issue its guarantee or other undertaking supported by the Credit.)

Please request the Beneficiary to issue and deliver its          [specify type of guarantee or other undertaking] in favor of          for an amount not exceeding the amount specified above, effective immediately and related to          [specify contract number or other pertinent reference] to expire          [specify an expiry date at least 15 days prior to the Credit expiry date indicated above]. Applicant attaches the wording to be used for such guarantee or other undertaking, if available. If the wording is not available, the wording should be the Beneficiary’s customary wording for such guarantee or undertaking, with the wording specifying a maximum amount and an expiration date. If the Credit is issued as support for a guarantee or other undertaking which the Credit’s Beneficiary has issued or is to issue on behalf of Applicant, Applicant agrees that until Wells Fargo is released from its obligations under or in connection with the Credit by such Beneficiary, Applicant will remain liable, with respect to the Credit, to Wells Fargo under this Application and the Standby Letter of Credit Agreement Applicant has signed relating to the Credit, even though such liability may exceed the amount of the Credit or continue beyond the expiration date of the Credit.

Transmission of Credit:: Please transmit the original of the Credit yourself or through a bank selected by you to the following:

☐    Beneficiary                     ☐     Applicant                     ☐ Other:

By selecting a party other than the beneficiary, I acknowledge and understand the rights of the beneficiary under an issued Standby Letter of Credit are unchanged regardless of where the original has been delivered.

Applicant’s Agreement and Signature: (Each party obligated either alone or jointly and severally with others to reimburse Wells Fargo with respect to the Credit must sign this Application below.) EACH APPLICANT’S SIGNATURE BELOW AFFIRMS THAT (1) IT HAS FULLY READ AND AGREED TO, (2) IT WILL BE BOUND BY, AND (3) THE CREDIT WILL BE GOVERNED BY, THE TERMS OF THIS APPLICATION AND THE TERMS OF THE STANDBY LETTER OF CREDIT AGREEMENT SIGNED BY EACH APPLICANT IN FAVOR OF WELLS FARGO OR ANY OTHER AGREEMENT SIGNED BY EACH APPLICANT PURSUANT TO WHICH THE CREDIT IS ISSUED. THIS APPLICATION IS SIGNED BY EACH APPLICANT’S DULY AUTHORIZED REPRESENTATIVE(S) ON THE DATE SPECIFIED ABOVE.

Print or Type Name of Applicant:		Print or Type Name of Co-Applicant:

Address:		Address:

Authorized Signature (and Title, if applicable):		Authorized Signature (and Title, if applicable):

Authorized Signature (and Title, if applicable):		Authorized Signature (and Title, if applicable):

DDA for Fees:	Phone Number:	Applicant Contact:	Phone Number:

For Wells Fargo Bank Use Only

Credit Issuance Has Been Approved in Accordance With Wells Fargo’s Credit Policies and Procedures

Approving Officer’s Signature	Approving Officer’s Name (Print)	Approving Officer’s Office (Print)	AU	MAC

Approving Officer’s Telephone:	Approving Officer’s Email:	Date

☐ The Credit appears to support an obligation to make a monetary payment and should most likely be classified as a “financial obligation”.
☐ The Credit appears not to support an obligation to make a monetary payment and should most likely be classified as a “performance obligation”.

☐       The Standby Letter of Credit requested above is a syndicated transaction. I confirm that I have communicated the information regarding this transaction to the Wells Fargo Syndications Group as required by Wells Fargo policy.

For any questions regarding this transaction, please contact ☐ Approver ☐ Applicant directly ☐ Other:

AFS BOOKING: INTERFACE: YES ☐ NO ☐	Standalone: YES ☐ NO ☐	Obligor #:	Commitment #:	Collateral	BQR	CQR	Purpose Code	NAIC
CLAS BOOKING:	Standalone: YES ☐ NO ☐	Obligor #:	Deal #:	BDG		Loan IQ Booking:	Facility ID:
Exception Pricing: ☐ Commission P.A. ☐ Servicing Fees
SPECIAL INSTRUCTIONS: (Indicate provisions applicable to the Credit different from those on Applicant’s Relationship Management Instructions Form)

Annex E-2

ANNEX F

FORM OF ASSUMPTION AGREEMENT

Dated as of [             , 20    ]

THIS ASSUMPTION AGREEMENT (this “AGREEMENT”), dated as of [             ,     ], is among Owens Corning Receivables LLC (the “Seller”), [            ], as purchaser (the “[            ] Conduit Purchaser”), [            ], as the related committed purchaser (the “[            ] Related Committed Purchaser”), [            ], as related lc participant (the “[            ] LC Participant” and together with the Conduit Purchaser and the Related Committed Purchaser, the “[            ] Purchasers”), and [            ], as agent for the [            ] Purchasers (the “[            ] Purchaser Agent” and together with the [            ] Purchasers, the “[            ] Purchaser Group”).

BACKGROUND

The Seller and various others are parties to that certain Receivables Purchase Agreement dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. The Seller desires [the [            ] Purchasers] [the [            ] Related Committed Purchaser] [the [            ] related LC Participant] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [            ] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [            ] Related Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [            ] related LC Participant hereto].

Seller hereby represents and warrants to the [            ] Purchasers as of the date hereof, as follows:

(i) the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase or reinvestment as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such

Annex F-1

representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

(iii) the Facility Termination Date has not occurred.

SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [            ] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(e) of the Receivables Purchase Agreement (including the written consent of the Administrator and each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [            ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [            ] Related Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [            ] Related Committed Purchaser hereto][the [            ] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [            ] related LC Participant hereto].

SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 4. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(continued on following page)

Annex F-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[ ], as a Conduit Purchaser

By:

Name Printed:
Title:

[Address]

[ ], as a Related Committed Purchaser

By:

Name Printed:
Title:

[Address]

[Commitment]

[ ], as a related LC Participant

By:

Name Printed:
Title:

[Address]

[Commitment]

[ ], as Purchaser Agent for [ ]

By:

Name Printed:
Title:

[Address]

Annex F-3

OWENS CORNING RECEIVABLES LLC, as Seller

By:

Name Printed:

Title:

Consented and Agreed:

THE BANK OF NOVA SCOTIA, as Administrator

By:

Name Printed:

Title:

Address:	The Bank of Nova Scotia
711 Louisiana, Suite 1400
Houston, Texas 77002

WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Bank

By:

Name Printed:

Title:

Address:	Wells Fargo Bank, National Association
401 Linden Street, 1st Floor
26th Floor
Winston-Salem, NC 27101

Annex F-4

[THE PURCHASER AGENTS]

By:

Name Printed:

Title:

[Address]

Annex F-5

ANNEX G

FORM OF TRANSFER SUPPLEMENT

Dated as of [             , 20    ]

Section 1.

Commitment assigned:         $

Assignor’s remaining Commitment: $

Capital allocable to Commitment assigned: $

Assignor’s remaining Capital:         $

Discount (if any) allocable to

Capital assigned:        $

Discount(if any) allocable to Assignor’s

remaining Capital:         $

Section 2.

Effective Date of this Transfer Supplement: [            ]

Upon execution and delivery of this Transfer Supplement by transferee and [Seller] and the satisfaction of the other conditions to assignment specified in Section 5.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Related Committed Purchaser under, the Receivables Purchase Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Owens Corning Receivables LLC, as Seller, Owens Corning Sales, LLC, as initial Servicer, the various Conduit Purchasers, Related Committed Purchasers, Purchaser Agents and LC Participants from time to time parties thereto, Wells Fargo Bank, National Association, as LC Bank, and The Bank of Nova Scotia, as Administrator.

-i-

ASSIGNOR: [            ], as a Related Committed Purchaser

By:

Name:
Title:

ASSIGNEE: [            ], as a Purchasing Related Committed Purchaser

By:

Name:
Title:

[Address]

Accepted as of date first above written: [ ], as Purchaser Agent for the [ ] Purchaser Group

By:

Name:
Title:

[Consented to as of date first above written:

OWENS CORNING RECEIVABLES LLC

By:

Name:
Title: ][5]

[5]	To be included only if required pursuant to Section 5.3 of the Receivables Purchase Agreement.

-ii-